Execution Copy





                            BUCKEYE TECHNOLOGIES INC.


                              amended and restated


                                credit agreement


                          Dated as of November 5, 2003



                    FLEET NATIONAL BANK, Administrative Agent

       FLEET SECURITIES, INC., Joint Lead Arranger and Joint Book Manager

    CITIGROUP GLOBAL MARKETS INC., Joint Lead Arranger and Joint Book Manager

                         UBS Securities LLC, Co-Arranger

                        CITIBANK, N.A. Syndication Agent

                  UBS, AG STAMFORD BRANCH, Documentation Agent



                                TABLE OF CONTENTS

                                                                                                  Page



1.       Definitions; Certain Rules of Construction..................................................1

2.       The Credits................................................................................24
         2.1.     Revolving Credit..................................................................24
         2.2.     Swingline Credit..................................................................26
         2.3.     Letters of Credit.................................................................27
         2.4.     Term Loan.........................................................................30
         2.5.     Application of Proceeds...........................................................31

3.       Interest; LIBOR Pricing Options; Fees......................................................31
         3.1.     Interest..........................................................................31
         3.2.     LIBOR Pricing Options.............................................................32
         3.3.     Interest on Swingline Loan........................................................34
         3.4.     Computations of Interest and Fees.................................................35
         3.5.     Commitment Fees...................................................................35
         3.6.     Letter of Credit Fees.............................................................35
         3.7.     Changes in Circumstances; Yield Protection........................................35
         3.8.     Maximum Lawful Interest Rate......................................................38

4.       Payment....................................................................................38
         4.1.     Payment at Maturity...............................................................38
         4.2.     Scheduled Required Prepayments....................................................38
         4.3.     Contingent Required Prepayments...................................................39
         4.4.     Voluntary Prepayments.............................................................40
         4.5.     Letters of Credit.................................................................41
         4.6.     Reborrowing; Application of Payments, etc.........................................41

5.       Conditions to Extending Credit.............................................................42
         5.1.     Conditions on Initial Closing Date................................................42
         5.2.     Conditions to Each Extension of Credit............................................45

6.       General Covenants..........................................................................45
         6.1.     Taxes and Other Charges; Accounts Payable.........................................45
         6.2.     Conduct of Business, etc..........................................................46
         6.3.     Insurance.........................................................................47
         6.4.     Financial Statements and Reports..................................................47
         6.5.     Certain Financial Tests...........................................................52
         6.6.     Indebtedness......................................................................54
         6.7.     Liens.............................................................................56
         6.8.     Investments and Acquisitions......................................................57
         6.9.     Distributions.....................................................................59


         6.10.    Asset Dispositions and Mergers....................................................60
         6.11.    Lease Obligations.................................................................61
         6.12.    Issuance of Stock by Subsidiaries; Subsidiary Distributions, etc..................61
         6.13.    Voluntary Prepayments of Other Indebtedness.......................................62
         6.14.    Derivative Contracts..............................................................63
         6.15.    Negative Pledge Clauses...........................................................63
         6.16.    ERISA, etc........................................................................63
         6.17.    Transactions with Affiliates......................................................64
         6.18.    Environmental Laws................................................................64
         6.19.    Interpretation of Covenants.......................................................64

7.       Representations and Warranties.............................................................64
         7.1.     Organization and Business.........................................................64
         7.2.     Financial Statements and Other Information; Material Agreements...................65
         7.3.     Agreements Relating to Financing Debt, Investments, etc...........................67
         7.4.     Changes in Condition..............................................................67
         7.5.     Title to Assets...................................................................68
         7.6.     Operations in Conformity With Law, etc............................................68
         7.7.     Litigation........................................................................68
         7.8.     Authorization and Enforceability..................................................68
         7.9.     No Legal Obstacle to Agreements...................................................69
         7.10.    Defaults..........................................................................69
         7.11.    Licenses, etc.....................................................................69
         7.12.    Tax Returns.......................................................................70
         7.13.    Certain Business Representations..................................................70
         7.14.    Environmental Regulations.........................................................71
         7.15.    Pension Plans.....................................................................72
         7.16.    Government Regulation; Margin Stock...............................................72
         7.17.    Disclosure........................................................................72
         7.18.    Solvency..........................................................................73

8.       Defaults...................................................................................73
         8.1.     Events of Default.................................................................73
         8.2.     Certain Actions Following an Event of Default.....................................77
         8.3.     Annulment of Defaults.............................................................78
         8.4.     Waivers...........................................................................78

9.       Guarantees.................................................................................78
         9.1.     Guarantees of Credit Obligations..................................................78
         9.2.     Continuing Obligation.............................................................79
         9.3.     Waivers with Respect to Credit Obligations........................................79
         9.4.     Lenders' Power to Waive, etc......................................................81
         9.5.     Information Regarding the Company, etc............................................81
         9.6.     Certain Guarantor Representations.................................................82
         9.7.     Subrogation.......................................................................82
         9.8.     Subordination.....................................................................82
         9.9.     Future Subsidiaries; Further Assurances...........................................83
         9.10.    Contribution Among Guarantors.....................................................83

10.      Expenses; Indemnity........................................................................83
         10.1.    Expenses..........................................................................83
         10.2.    General Indemnity.................................................................84
         10.3.    Indemnity With Respect to Letters of Credit.......................................85

11.      Operations; Agent..........................................................................85
         11.1.    Interests in Loan.................................................................85
         11.2.    Agent's Authority to Act, etc.....................................................85
         11.3.    Company to Pay Agent, etc.........................................................85
         11.4.    Lender Operations for Advances, Letters of Credit, etc............................85
         11.5.    Sharing of Payments, etc..........................................................87
         11.6.    Agent's Resignation...............................................................88
         11.7.    Concerning the Agent..............................................................88
         11.8.    Rights as a Lender................................................................90
         11.9.    Independent Credit Decision.......................................................90
         11.10.   Indemnification...................................................................90

12.      Successors and Assigns; Lender Assignments and Participations..............................91
         12.1.    Assignments by Lenders............................................................91
         12.2.    Credit Participants...............................................................94
         12.3.    Special Purpose Funding Vehicles..................................................94
         12.4.    Replacement of Lender.............................................................95

13.      Confidentiality............................................................................96

14.      Notices....................................................................................97

15.      Amendments, Consents, Waivers, etc.........................................................97
         15.1.    Lender Consents for Amendments....................................................97
         15.2.    Course of Dealing; No Implied Waivers.............................................99

16.      General Provisions........................................................................100
         16.1.    Defeasance.......................................................................100
         16.2.    No Strict Construction...........................................................100
         16.3.    Certain Obligor Acknowledgments..................................................100
         16.4.    Venue; Service of Process; Certain Waivers.......................................100
         16.5.    WAIVER OF JURY TRIAL.............................................................101
         16.6.    Interpretation; Governing Law; etc...............................................101

17.      Status for Other Debt Documents...........................................................102

                                    EXHIBITS

2.1.4    -      Revolving Note

2.2.3    -      Swingline Note

2.4.2    -      Term Loan Note

5.1.4    -      Foreign Subsidiary Subordination Agreement

5.1.5    -      Amended and Restated Security Agreement

5.1.6    -      Restatement and Assignment Agreement

5.1.9    -      Officer's Certificate as to Solvency

5.2.1    -      Officer's Certificate

5.2      -      Material Developments

6.4.     -      Sample Monthly Financial Report

6.8.8    -      Investments in Foreign Subsidiaries

6.10.1   -      Tangible Assets no Longer Useful to the Business

7.1      -      Company and its Subsidiaries

7.2.2    -      Material Agreements

7.3      -      Financing Debt, Certain Investments, etc.

7.7      -      Litigation

7.14     -      Environmental Matters

7.15     -      Multi-employer and Defined Benefit Plans

11.1     -      Loan Percentage Interests

12.1.1   -      Assignment and Acceptance

                            BUCKEYE TECHNOLOGIES INC.

                              amended AND restated

                                CREDIT AGREEMENT

        This Agreement, dated as of November 5, 2003, is among Buckeye Technologies Inc., a Delaware corporation (the "Company"), the Subsidiaries of the Company from time to time party hereto, the Lenders from time to time party hereto and Fleet National Bank, both in its capacity as a Lender and in its capacity as administrative agent for itself and the other Lenders. The parties agree as follows:

        Recitals: Pursuant to this Agreement, which amends and restates the Prior Credit Agreement, the Lenders are extending to the Company a $70,000,000 revolving credit facility, including a $10,000,000 letter of credit facility and a $15,000,000 swingline credit facility, and a $150,000,000 term loan facility. All facilities mature on March 15, 2008, subject to the automatic extensions provided for herein. Each of the Company's material domestic Subsidiaries guarantees the credit facilities, and the credit facilities will be secured by
(a) substantially all the personal property of the Company and its domestic Subsidiaries, (b) certain real property of the Company and its domestic Subsidiaries, (c) the pledge of all the stock of the Company's material domestic Subsidiaries and (d) the pledge of 66% of the stock of certain first-tier Foreign Subsidiaries owned directly by the Company and its domestic Subsidiaries.

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and (h) references to "Dollars" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

         "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

         "Affected Lender" is defined in Section 12.4.

         "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such other Person), and shall include (a) any officer or director or general partner of the Company (or such other Person) and (b) any Person of which the Company (or such other

Person) or any Affiliate (as defined in clause (a) above) of the Company (or such other Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

         "Agent" means Fleet in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 11.6.

         "Agreement" means this Agreement as from time to time amended, modified and in effect.

         "Applicable Margin" means (a) through the date six months after the Initial Closing Date, the second highest applicable percentage rate set forth in the table below and (b) on each day thereafter, the percentage in the table below indicated by the ratio of (a) Consolidated Net Senior Secured Debt on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with Section 6.4.1 or 6.4.2, as the case may be, to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter:

Ratio of Consolidated Net
Senior Securted Debt
Consolidated EBITDA                         LIBOR                    Base Rate                 Commitment
-------------------                  Applicable Margin           Applicable Margin             Fee Rate
                                    -------------------          -----------------           -----------------

Greater than or equal to 2.0              3.250%                    1.750%                       0.500%

Greater than or equal to 1.5              3.000%                    1.500%                       0.500%
    but less than 2.0

Greater than or equal to 1.00             2.750%                    1.500%                       0.450%
    but less than 1.5

Less than 1.00                            2.500%                    1.500%                       0.400%

Changes in the Applicable Margin shall occur on the third Banking Day after quarterly financial statements have been furnished to the Agent in accordance with Sections 6.4.1 or 6.4.2 from time to time. In the event that the financial statements required to be delivered pursuant to Section 6.4.1 or 6.4.2, as applicable, are not delivered when due, then during the period from the third Banking Day following the date such financial statements were due until the third Banking Day following the date on which they are actually delivered, the Applicable Margin shall be the maximum amount set forth in the table above.

          "Applicable Rate" means, at any date, the sum of:

                  (a) (i) with respect to each portion of the Revolving Loan subject to a LIBOR Pricing Option, the sum of the Applicable Margin (which may change during the LIBOR Interest Period for such LIBOR Pricing Option in accordance with the definition of "Applicable Margin") plus the LIBOR Rate with respect to such LIBOR Pricing Option;

                  (ii) with respect to each other portion of the Revolving Loan, the sum of the Applicable Margin plus the Base Rate;

                  (iii) with respect to each portion of Term Loan subject to a LIBOR Pricing Option, the sum of 2.50% plus the LIBOR Rate with respect to such LIBOR Pricing Option; and

                  (iv) with respect to each other portion of Term Loan, the sum of 1.50% plus the Base Rate.

          plus (b) an additional 2% per annum effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

         "Approved Public Debt" means (a) the Company 2008 Notes, (b) the Company 2010 Notes and (c) the Company 2013 Notes.

         "Assignee" is defined in Section 12.1.1.

         "Assignment and Acceptance" is defined in Section 12.1.1.

         "Banking Day" means (a) any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and (b) if such term is used with reference to a LIBOR Pricing Option, any day on which dealings are effected by first-class banks in the London inter-bank markets in New York, New York and in London, England.

         "Bankruptcy Code" means Title 11 of the United States Code.
          ---------------

         "Bankruptcy Default" means an Event of Default referred to in Section 8.1.10.

         "Base Rate" means, on any date the greater of (a) the rate of interest announced by Fleet at the Boston Office as its prime rate or (b) the sum of 1/2% plus the Federal Funds Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind.

         "Boston Office" means the principal banking office of Fleet in Boston, Massachusetts.

         "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

         "Canadian Credit Facility" means the Credit Agreement between Buckeye Canada, a general partnership organized under the laws of British Columbia, and The Toronto Dominion Bank, dated as of September 15, 2001, as amended and in effect as of the date hereof.

          "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property (excluding replacements of and repairs to any real or personal property made out of the proceeds of a casualty insurance policy), (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed; provided, however, that Capital Expenditures shall not include (i) the purchase price for the acquisition of another Person (or substantially all the assets of another Person) as a going concern permitted by Section 6.8 or (ii) expenditures made in accordance with this Agreement with the proceeds of insurance claims or condemnation awards or the Permitted Reinvestment Reserve Amount.

         "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         "Cash Equivalents" means:

(a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of 12 months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S & P;

(b) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any foreign financial institution having capital and surplus and undivided profits aggregating at least $200,000,000 in the equivalent amount of United States Funds and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

(c) corporate obligations having a maturity of 12 months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

(d) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aa by Moody's or AA by S & P;

(e) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S & P which invests principally in obligations described above; and

(f) any Investment by a Foreign Subsidiary in its local jurisdiction comparable to the items described above.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

         "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1, 2.2 or 2.3.

         "Co-Arranger" means UBS Securities LLC.

         "Code" means the federal Internal Revenue Code of 1986.

         "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The original Commitments are set forth in Exhibit 11.1 and the current Commitments are recorded from time to time in the Register.

         "Commitment Fee Rate" means, at any date, the per annum rate indicated in the table included in the definition of "Applicable Margin."

         "Company" is defined in the recital of parties to this Agreement.

         "Company 2008 Notes" means the Company's 9 1/4% Senior Subordinated Notes due 2008 in the original principal amount of $100,000,000, issued pursuant to the indenture dated July 2, 1996 between the Company and The Bank of New York, as trustee, as in effect on the date hereof.

         "Company 2010 Notes" means the Company's 8% Senior Subordinated Notes due 2010 in the original principal amount of $150,000,000, issued pursuant to the indenture dated June 11, 1998 between the Company and The Bank of New York, as trustee, as in effect on the date hereof.

         "Company 2013 Notes" means the Company's 8 1/2 Senior Unsecured Notes due 2013 in the original principal amount of $200,000,000, issued pursuant to the indenture dated September 22, 2003 between the Company and The Bank of New York, as trustee, as in effect on the date hereof.

         "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.10, 6.6.13, 6.6.15, 6.6.16, 6.6.18, 6.6.19, 6.8.5, 6.8.6, 6.8.7, 6.8.8, 6.9.2, 6.9.5,
6.10.1, 6.10.4, 6.11.2, 6.13.2 and 6.16.

         "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, the total, without duplication, of (a) Consolidated Net Income minus (b) to the extent included in computing such Consolidated Net Income (i) any extraordinary and nonrecurring gains and (ii) noncash income items, plus (c) all amounts deducted in computing such Consolidated Net Income in respect of:

                (i)      depreciation and amortization;

                (ii)     interest expense;

                (iii)    income tax expense;

                (iv) the write down for impairment purposes of existing goodwill and noncash charges related to asset impairments;

                (v)      any extraordinary and nonrecurring losses;

                (vi) noncash charges related to asset dispositions (provided, however, that the amount added in respect of such noncash charges shall not exceed $1,000,000);

                (vii) restructuring costs incurred from October 1, 2002 through June 30, 2004 (provided, however, that the aggregate amount added in respect of such restructuring costs shall not exceed $6,000,000); and

                (viii) transaction fees and expenses incurred from October 1, 2002 through June 30, 2004 associated with the payment or prepayment of Indebtedness (provided, however, that the aggregate amount added in respect of such fees and expenses shall not exceed $5,000,000).

         "Consolidated Excess Cash Flow" means, for any period, the total of:

                (a)     Consolidated EBITDA,

         minus  (b)     Capital Expenditures (i) except to the extent (A)
consisting of Capitalized Lease Obligations or (B) otherwise financed with the proceeds of Financing Debt and (ii) excluding the reinvestment of Net Asset Sale Proceeds that are actually paid in cash,

         minus  (c)     taxes based upon or measured by net income that are
actually paid in cash,
         minus  (d)     Consolidated Fixed Charges (but in no event including
contingent prepayments required by Section 4.3.2 through 4.3.5),

         minus  (e)     voluntary prepayments of the Term Loan, other term
Financing Debt of the Company and its Subsidiaries permitted by this Agreement and prepayments of the Revolving Loan to the extent necessary to reduce the Revolving Loan to the level established by a voluntary reduction of the Maximum Amount of Revolving Credit,

         minus  (f)     Net Asset Sale Proceeds required to be paid to the Agent
as a prepayment of the Loan to the extent that such Net Asset Sale Proceeds increase Consolidated EBITDA,

         minus  (g)     the amount, if any, by which the sum of (i) changes
in accounts receivable, plus (ii) changes in inventory, plus (iii) changes in prepaid expenses and other current assets (excluding cash), plus (iv) changes in accounts payable and other current liabilities is negative during such period, as reflected on the Consolidated statement of cash flows of the Company and its Subsidiaries most recently furnished by the Company in accordance with Section 6.4.1,

         plus   (h)     the amount, if any, by which the sum of (i) changes
in accounts receivable, plus (ii) changes in inventory, plus (iii) changes in prepaid expenses and other current assets (excluding cash), plus (iv) changes in accounts payable and other current liabilities is positive during such period, as reflected on the Consolidated statement of cash flows of the Company and its Subsidiaries most recently furnished by the Company in accordance with Section 6.4.1.

          "Consolidated Fixed Charges" means, for any period, the sum of:

                (a)     Consolidated Interest Expense,

         plus   (b)     the aggregate amount of all mandatory scheduled payments
and prepayments of principal of the Term Loan, but in no event including contingent prepayments required by Sections 4.3.2 through 4.3.5.

         "Consolidated Interest Expense" means, for any period, (a) the aggregate amount of interest expense, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, net of interest income accrued by the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, minus (b) to the extent included in the foregoing clause (a), amortization of Indebtedness financing costs.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

                (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries; provided, however, that (i) in the event of an acquisition permitted by Section 6.8, for purposes only of calculating the Applicable Rate, the Commitment Fee Rate and the leverage ratio in Section 6.5.1 (but not for any other Section), the net income (or loss) of any acquired domestic Person shall be included in Consolidated Net Income for up to four fiscal quarters prior to the acquisition date, adjusted on a pro forma basis for specific and quantified reductions in expenses (excluding projected changes in business conditions, such as projected yield improvement or increased sales) resulting from the acquisition as agreed between the Company and the Agent and (ii) in the event of a disposition permitted by Section 6.10, for purposes only of calculating the Applicable Rate, the Commitment Fee Rate and the leverage ratio in Section 6.5.1 (but not for any other Section), the net income or loss of any domestic Person so disposed of shall be excluded from Consolidated Net Income for up to four fiscal quarters prior to the disposition date.

                (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

                (c) all amounts included in computing such net income (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after September 30, 2003;

                (d) the income of any Subsidiary to the extent (i) the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary or (ii) the income of such Subsidiary does not exceed the tax liability incurred by the Company and its Subsidiaries resulting from the repatriation of foreign earnings under the Code caused by the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary; and

                (e) any after-tax gains or losses attributable to returned surplus assets of any Plan.

         "Consolidated Net Senior Secured Debt" means, at any date, the amount by which (a) Consolidated Total Net Debt, exceeds (b) the sum of (i) the principal amount of Financing Debt contractually subordinated to the Credit Obligations in a manner permitted hereby or otherwise satisfactory to the Required Lenders, and (ii) to the extent not included in the foregoing clause
(i), the principal amount of unsecured Financing Debt.

          "Consolidated Total Debt" means, at any date, all Financing Debt of the Company and its Subsidiaries on a Consolidated basis.

         "Consolidated Total Net Debt" means, at any date, Consolidated Total Debt minus cash and Cash Equivalents (other than cash and Cash Equivalents owned by Foreign Subsidiaries and items described in clauses (b) and (f) of the definition of "Cash Equivalents") to the extent such cash and Cash Equivalents exceed $3,000,000.

         "Credit Documents" means:

                (a) this Agreement, the Notes, the Security Agreement, each other agreement granting or facilitating the grant of Credit Security, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Foreign Subsidiary Subordination Agreement, the documents evidencing, relating to, in respect of or in connection with each Hedge Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect;

                (b) all financial statements, reports, notices or certificates delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith; and

                (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Hedge Agreements provided to the Company, any of its Subsidiaries or any other Obligor by a Lender (or an Affiliate of a Lender), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.7 and 10 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

         "Credit Participant" is defined in Section 12.2.

         "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations on a pari passu, ratable basis among the holders of the Credit Obligations, including the assets described in section 2.1 of the Security Agreement.

         "Currency Exchange Agreement" means any currency swap, foreign exchange contract or similar arrangement providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies.

         "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Company, any of its Subsidiaries or any other

Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

         "Delinquency Period" is defined in Section 11.4.4.

         "Delinquent Lender" is defined in Section 11.4.4.

         "Delinquent Payment" is defined in Section 11.4.4.

         "Distribution" means, with respect to the Company (or other specified Person) or any of its Subsidiaries:

                (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person) or any of its Subsidiaries;

                (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or any of its Subsidiaries of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or corporate parent or otherwise;

                (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person) or any of its Subsidiaries;

                (d) any payment of principal or interest or fees with respect to, or any purchase, redemption or defeasance of, any Indebtedness of the Company (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

                (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person) or any of its Subsidiaries, or any Affiliate of such holder;

provided, however, that the term "Distribution" shall not include (i) dividends payable in, or conversion of securities into, nonredeemable common stock of or other similar equity interests in the Company (or such specified Person) or (ii) the issuance of PIK Interest or (iii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances to employees for travel expenses, drawing accounts and similar expenditures, (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person) or (D) licensing fees and management fees paid by the Company and its Subsidiaries to each other.

         "Documentation Agent" means UBS AG Stamford Branch.

          "ECF Prepayment Percentage" means, with respect to any period, the percentage in the table below indicated by the ratio of (a) Consolidated Total Net Debt on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with Section 6.4.1 prior to the first day of such period to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter:

Ratio of Consolidated Total Net Debt to
Consolidated EBITDA                                    ECF Prepayment Percentage
-------------------                                    -------------------------

Greater than or equal to 4.50                                     50%

Greater than or equal to 3.50 but less than 4.50                  25%

Less than 3.50                                                     0%


          "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender,
(c) a Related Fund and (d) subject to the prior approval of the Agent and, so long as no Event of Default shall have occurred and be continuing, the Company, such approval by the Agent and the Company not to be unreasonably withheld:

                (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

                (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

                (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States of America;

                (iv) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and

                (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (together with Related Funds) having total assets in excess of $500,000,000;

provided, however, that (A) no Person shall qualify as an Eligible Assignee with respect to assignments of obligations as a Letters of Credit Issuer unless such

Person qualifies under clauses (d)(i) or (d)(iii) above and (B) no Obligor or Affiliate of an Obligor shall qualify as an Eligible Assignee under any circumstances.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including applicable consent decrees and administrative orders and the Fenholloway River Agreement) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

         "Equity Proceeds Prepayment Percentage" means, with respect to any period, the percentage in the table below indicated by the ratio of (a) Consolidated Total Net Debt on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with Section 6.4.1 or 6.4.2, as the case may be, prior to the first day of such period to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter:


Ratio of Consolidated Total Net Debt
to Consolidated EBITDA                                          Equity Proceeds Prepayment Percentage

Greater than or equal to 4.50                                                          50%

Greater than or equal to 3.50 but less than 4.50                                       25%

Less than 3.5                                                                           0%


         "Equivalent Amount of United States Funds" means, as of any date of calculation with respect to a particular amount of foreign currency, an amount of United States Funds equal to such amount of foreign currency, computed at the foreign exchange rate published for such date in the Wall Street Journal.

         "ERISA" means the federal Employee Retirement Income Security Act of 1974.

         "ERISA Group Person" means the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

         "Event of Default" is defined in Section 8.1.

         "Exchange Act" means the federal Securities Exchange Act of 1934.

         "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking
Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Agent using any reasonable means of determination. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         "Fenholloway River Agreement" means the agreement between the State of Florida Department of Environmental Protection and Buckeye Florida Limited Partnership dated as of March 29, 1995.

         "Final Revolving Maturity Date" means March 15, 2008; provided, however, that if the Company 2008 Notes are refinanced with Financing Debt having a maturity date after October 15, 2010 or are otherwise repaid in full, "Final Revolving Maturity Date" shall mean September 15, 2008.

         "Final Term Loan Maturity Date" means March 15, 2008; provided, however, that if the Company 2008 Notes are refinanced with Financing Debt having a maturity date after October 15, 2010 or are otherwise repaid in full, "Final Term Loan Maturity Date" shall mean April 15, 2010.

         "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

         "Financing Debt" means each of the items described in clauses (a) through (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantee of such items.

         "Fleet" means Fleet National Bank.

         "Foreign Subsidiary" means each Subsidiary that is organized under the laws of and conducting its business primarily in a jurisdiction outside of the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or any state thereof.

         "Foreign Subsidiary Subordination Agreement" is defined in Section
5.1.4.

         "Funding Liability" means (a) any deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Revolving Loan subject to a LIBOR Pricing Option, and (b) any portion of the Revolving Loan subject to a LIBOR Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such deposit.

         "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, (a) "GAAP" means such principles as in effect on June 30, 2003 as applied by the Company and its Subsidiaries in the preparation of the audited financial statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the

Company or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change.

         "Granting Lender" is defined in Section 12.3.

         "Guarantee" means, with respect to the Company (or other specified Person):

                (a) any guarantee by the Company (or such specified Person), of the payment or performance of, or any contingent obligation by the Company (or such specified Person), in respect of, any Indebtedness or other obligation of any primary obligor;

                (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor,
         (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

                (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby), whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

         "Guarantor" means each Subsidiary listed on the signature page hereto or which subsequently becomes party to this Agreement as a Guarantor; provided, however, that in no event shall a Foreign Subsidiary constitute a Guarantor.

         "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

         "Hedge Agreement" means, collectively, Currency Exchange Agreements and Interest Rate Protection Agreements.

         "Immaterial Subsidiary" means any Subsidiary of the Company whose assets (at fair market value) do not exceed $500,000 and in which the net Investment of the Company and its other Subsidiaries is less than $500,000.

         "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

                (a)      indebtedness for borrowed money;

                (b) indebtedness evidenced by notes, debentures or similar instruments;

                (c)      Capitalized Lease Obligations and Synthetic Lease
         Obligations;

                (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business), and any long-term contractual obligations for the payment of money other than, in the case of the deferred purchase price of services and any long-term contractual obligations for the payment of money, for products or services to be provided in the future in the ordinary course of business;

                (e) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

                (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Hedge Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

                (g) pension liabilities unfunded for more than 270 days after the year in which accrued;

                (h) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

                (i)      all Guarantees in respect of Indebtedness of others.

         "Indemnified Party" is defined in Section 10.2.

         "Initial Closing Date" means November 5, 2003 or such other date on or prior to November 7, 2003 agreed to by the Company and the Agent as the first Closing Date hereunder.

         "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

         "Investment" means, with respect to the Company (or other specified Person):

                (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued to the Company (or other specified Person) by any other Person;

                (b) any loan, advance or extension of credit by the Company (or other specified Person) to, or contribution by the Company (or other specified Person) to the capital of, any other Person;

                (c) any Guarantee by the Company (or other specified Person) of the Indebtedness of any other Person;

                (d) any acquisition by the Company (or other specified Person) of all or a material part of the business of any other Person or the assets comprising such business or part thereof, excluding purchases of inventory and other items in the ordinary course of business; and

                (e)      any other similar investment.

         The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

         In determining the amount of outstanding Investments:

                  (A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

                  (B) the amount of any Investment in respect of a purchase described in clause (d) above shall be increased by the amount of any Indebtedness assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Indebtedness is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired and shall be reduced by the amount of any reductions in such Indebtedness; and

                  (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

         "ISP" is defined in Section 2.3.6.

         "Joint Lead Arrangers" means Fleet Securities, Inc., a Delaware corporation, and Citigroup Global Markets Inc., a New York corporation.

         "Legal Requirement" means any requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located or any political subdivision of any of the foregoing, in each case having the force of law; provided, however, that any such requirement imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

         "Lender" means each of the Persons listed as lenders on the signature page hereto, including Fleet in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant in such capacity.

         "Lending Officer" means such individuals whom the Agent or the Swingline Lender, as the case may be, may designate by notice to the Company from time to time as an officer who may receive telephone requests for borrowings under Sections 2.1.3 or 2.2.2.

         "Letters of Credit" is defined in Section 2.3.1.

         "Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

         "Letter of Credit Issuer" means, for any Letter of Credit, Fleet, or in the event Fleet does not for any reason issue a requested Letter of Credit, another Revolving Loan Lender designated by the Agent to issue such Letter of Credit in accordance with Section 2.3.

         "LIBOR Basic Rate" means, for any LIBOR Interest Period:

                (a) the rate of interest at which U.S. dollar deposits are offered in the London interbank market in an amount approximately equal to the portion of the Loan subject to the related LIBOR Pricing Option for a period of time equal to such LIBOR Interest Period that appears on the Telerate Page 3750 as of 11:00 a.m. London time two Business Days prior to the Business Day on which such LIBOR Interest Period begins or

                (b) if no such rate appears on the Telerate Page 3750, the rate of interest determined by the Agent to be the average of up to four interest rates per annum at which U.S. Dollar deposits are offered in the London interbank market in an amount approximately equal to the portion of the Loan subject to the related LIBOR Pricing Option, for a period of time equal to such LIBOR Interest Period which appear on the Reuter's Screen LIBO Page as of 11:00 a.m. London time two Business Days prior to the Business Day on which such LIBOR Interest Period begins if at least two such offered rates so appear on the Reuter's Screen LIBO Page or

                (c) if no such rate appears on the Telerate Page 3750 and fewer than two offered rates appear on the Reuter's Screen LIBO Page, the rate of interest at which deposits in an amount approximately equal to the portion of the Loan as to which the related LIBOR Pricing Option has been elected and which have a term corresponding to such LIBOR Interest Period are offered to the Agent by first class banks in the London inter-bank market for delivery in immediately available funds at a LIBOR Office on the first day of such LIBOR Interest Period as determined by the Agent at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such LIBOR Interest Period is to commence (which determination by such Reference Lender shall, in the absence of manifest error, be conclusive).

         "LIBOR Interest Period" means any period, selected as provided in
Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any LIBOR Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such LIBOR Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the London inter-bank market with respect to deposits at the applicable LIBOR Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

         "LIBOR Office" means such office or international banking facility of any Lender as the Lender may from time to time select.

         "LIBOR Pricing Options" means the options granted pursuant to Section
3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

         "LIBOR Rate" for any LIBOR Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the LIBOR Basic Rate for such LIBOR Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such LIBOR Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing the change in the LIBOR Reserve Rate.

         "LIBOR Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options or
(b) any other category of liabilities that includes deposits by reference to which the interest rate on portions of the Loan subject to LIBOR Pricing Options is determined.

         "Lien" means, with respect to the Company (or any other specified Person):

                (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), or upon the income or profits therefrom;

                (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

                (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with recourse; and

                (d) in the case of securities, any purchase option, call or similar purchase right of a third party.

          "Loan" means the Revolving Loan, the Swing Line Loan and the Term Loan, collectively.

         "Loan Accounts" means each of the Revolving Loan Accounts, the Swingline Loan Account and the Term Loan.

         "Mandatory Borrowing" means a special mandatory borrowing under the Revolving Loan contemplated by Section 2.2.4.

         "Margin Stock" means "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition or income of the Company and its Subsidiaries (on a Consolidated basis) or (b) the ability of the Obligors (i) to perform their material obligations under the Credit Documents or (ii) to provide to the Agent and the Lenders the rights and remedies contemplated by the Credit Documents.

         "Material Agreements" is defined in Section 7.2.2.

         "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         "Net Asset Sale Proceeds" means the cash proceeds of any sale or disposition of assets (including by way of merger) after the Initial Closing Date, and the cash proceeds of any insurance payments or condemnation awards on account of the destruction or loss of property, by the Company or any of its Subsidiaries (other than asset sales or dispositions permitted by Section 6.10.1 and Section 6.10.8) net of (a) any Indebtedness permitted by Section 6.6.7 (Capitalized Leases and purchase money indebtedness) secured by assets being sold in such transaction and required to be paid from such proceeds, (b) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 15 months after, such sale or disposition (provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), (c) reasonable reserves for liabilities, indemnification, escrows and purchase price adjustments resulting from the sale of assets, (d) transfer, sales, use and other similar taxes payable in connection with such sale or disposition and (e) all reasonable expenses of the Company or any of its Subsidiaries incurred in connection with the transaction of mergers permitted by Section 6.10.2.

         "Net Debt Proceeds" means cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) from the incurrence by the Company or any of its Subsidiaries after the Initial Closing Date of Financing Debt, other than (i) Financing Debt permitted by Sections 6.6.1 (the Loan), (ii) 6.6.7 (purchase money Indebtedness and Capitalized Leases) and (iii) 6.6.9 (intercompany Indebtedness).

         "Net Equity Proceeds" means the cash proceeds (net of reasonable out-of-pocket fees and expenses) received by the Company or any of its Subsidiaries in connection with any issuance by the Company or any of its Subsidiaries after the Initial Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than any Obligors or their officers, employees and directors).

         "Nonperforming Lender" is defined in Section 11.4.4.

         "Notes" means the Revolving Notes, the Swingline Note and the Term Loan Notes.

         "Obligor" means the Company, each Guarantor and each Person guaranteeing or providing collateral for the Credit Obligations.

         "Overdue Reimbursement Rate" means, on any date, a per annum rate of interest equal to the highest Applicable Rate then in effect.

         "Payment Date" means (a) with respect to interest payments with respect to each portion of the Loan that is not then subject to a LIBOR Pricing Option, the last Banking Day of each month, the Final Term Loan Maturity Date and the Final Revolving Maturity Date, (b) with respect to interest payments with respect to each portion of the Loan that is then subject to a LIBOR Pricing Option, the last Banking Day of the LIBOR Interest Period for such LIBOR Pricing Option and (c) for all other purposes, the last Banking Day of each March, June, September and December occurring after the Initial Closing Date, the Final Term Loan Maturity Date and the Final Revolving Maturity Date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

         "Percentage Interest" means, with respect to any Lender, the Commitment of such Lender with respect to the respective portions of the Loan and Letter of Credit Exposure relative to the aggregate Commitments of all Lenders with respect to the Loan and Letter of Credit Exposure. For purposes of determining votes or consents by the Lenders, the Percentage Interest of any Lender shall be computed as follows: (a) at all times when no Event of Default under Section
8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of such Lender bears to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Loan and Letter of Credit Exposure owing to such Lender bear to the total outstanding Loan and Letter of Credit Exposure owing to all Lenders.

         "Performing Lender" is defined in Section 11.4.4.

         "Permitted Reinvestment" means, with respect to any transaction resulting in Net Asset Sale Proceeds, the acquisition by the Company or a Subsidiary of a business or other assets permitted by Section 6.8.5, or of other assets permitted by Section 6.8, or, in the case of insurance or condemnation proceeds, the repair or replacement by the Company or a Subsidiary of the assets in question, in each of the foregoing cases that occurs on the date of, or within the period of time specified in Section 4.3.2 after, such transaction.

         "Permitted Reinvestment Reserve Amount" is defined in Section 4.3.2.

         "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

         "PIK Interest" means any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

         "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

         "Prior Credit Agreement" means the Credit Agreement dated as of April 16, 2001, as in effect on the Initial Closing Date, among the Company, the lenders parties thereto, Fleet National Bank, as lender and as agent for itself and the other lenders parties thereto.

         "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C.ss.690, et seq.

         "Receivables Securitization" means the sale, pledge or other disposition by the Company or any of its Subsidiaries, with or without recourse, of a bulk group of its accounts receivables in exchange for cash pursuant to the Receivables Securitization Facility.

         "Receivables Securitization Facility" means that certain Credit and Security Agreement dated December 5, 2001 by and among Wachovia Bank, N.A. and Buckeye Receivables Inc, or any refinancing, extension or replacement thereof permitted by Section 6.6.12.

         "Receivables Securitization Proceeds" means the monthly amount of cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) received by the Company and its Subsidiaries from the purchaser under a Receivables Securitization in respect of uncollected accounts receivable sold pursuant to such Receivables Securitization net of collection proceeds during such month from accounts receivable previously sold pursuant to such Receivables Securitization.

         "Reference Leverage Ratio" means, on any date, the ratio of Consolidated Total Net Debt to Consolidated EBITDA as of the end of the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2 prior to such date.

         "Register" is defined in Section 12.1.3.

         "Regulated Environmental Capital Expenditures" means environmental Capital Expenditures required to be made by a Legal Requirement relating to any Environmental Law or by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of any foreign government relating to public health and safety and protection of the environment.

         "Related Fund" means, with respect to any Lender that is a fund that invests in senior bank loans, any other fund that invests in senior bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Replacement Lender" is defined in Section 12.4.

         "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least a majority of the Percentage Interests (so long as such majority of the Percentage Interests comprises the Percentage Interests of at least three Lenders at any time when the total number of Lenders is at least five); provided, however, that with respect to any matters referred to in the proviso to Section 15.1, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 15.1.

         "Revolving Loan" is defined in Section 2.1.4.

         "Revolving Loan Account" is defined in Section 2.1.4.

         "Revolving Loan Lender" means any Lender having a Percentage Interest in the Revolving Loan.

         "Revolving Notes" is defined in Section 2.1.4.

         "Securities Act" means the federal Securities Act of 1933.

         "Security Agreement" is defined in Section 5.1.5.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

         "SPV" is defined in Section 12.3.

         "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer, provided, however, that Buckeye Receivables Inc. shall not be deemed a "Subsidiary" so long as its operations are limited to implementing and facilitating the Receivables Securitization.

         "Swingline Borrower" means the Company.

         "Swingline Lender" means Fleet, in its capacity as swingline lender hereunder.

         "Swingline Loan" is defined in Section 2.2.3.

         "Swingline Loan Account" is defined in Section 2.2.3.

         "Swingline Note" is defined in Section 2.2.3.

         "Swingline Rate" means the rate equal to the sum of (a) the Applicable Rate calculated on the basis of the Base Rate, minus (i) 1/2% per annum at any time when Consolidated Total Net Debt is less than 525% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.1 or 6.4.2 and (ii) 0% at all other times, plus (b) an additional 2% per annum effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or
(ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

         "Syndication Agent" means Citibank, N.A.

         "Synthetic Lease" means a lease by the Company and its Subsidiaries that is treated as an operating lease under GAAP and as a loan or other financing for federal income tax purposes.

         "Synthetic Lease Obligations" means the aggregate amount of future rental payments under all Synthetic Leases, discounted as if such Synthetic Leases were Capitalized Leases.

         "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to such Lender's obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net or gross income of such Lender (other than withholding taxes that are not creditable for the jurisdiction imposing such withholding taxes against taxes imposed upon or measured by the net or gross income of such Lender).

         "Term Loan" is defined in Section 2.4.1.

         "Term Loan Notes" is defined in Section 2.4.2.

         "Tranche" means each of the Revolving Loan and the Term Loan, considered as a separate credit facility.

         "UCP" is defined in Section 2.3.6.

         "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

         "Unrestricted Affiliate" means a Person which the Company indicates in writing to the Agent will constitute an "Unrestricted Affiliate" hereunder, including joint ventures and Persons in which the Company and its Subsidiaries have a non-controlling equity interest.

         "Wholly Owned Subsidiary" means any Subsidiary of the Company (or other specified Person) of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares or, in the case of Foreign Subsidiaries, shares required to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

2.       The Credits.

         2.1.     Revolving Credit.

                  2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Revolving Maturity Date the Lenders will, severally in accordance with their respective Percentage Interests, make loans to the Company in such amounts as may be requested by the Company in accordance with
         Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Swingline Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans made by any Lender pursuant to this Section 2.1 at any one time outstanding exceed such Lender's Commitment.

                2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means the lesser of:

                (a) (i) $70,000,000 minus (ii) the amount outstanding under the receivables Securitization Facility, at any time when the Receivables Securitization Facility remains outstanding minus (iii) the Equivalent Amount of United Stated Funds equal to the aggregate amount outstanding under the Canadian Credit Facility; and

                (b) the amount (in an integral multiple of $1,000,000) to which the Maximum Amount of Revolving Credit shall have been irrevocably reduced from time to time by notice from the Company to the Agent.

                2.1.3. Borrowing Requests. The Company may from time to time request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be not later than noon (Boston time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a LIBOR Pricing Option on the requested Closing Date) prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan (which shall not be less than $3,000,000 and an integral multiple of $500,000) and (b) the requested Closing Date therefor (which shall be a Banking Day). Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Agent. In connection with each such loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

                2.1.4. Revolving Loan Account; Revolving Notes. The aggregate principal amount of the loans made under this Section 2.1 at any one time outstanding is referred to as the "Revolving Loan". The Agent will establish on its books a loan account for the Company (the "Revolving Loan Account") which the Agent shall administer as follows:
         (a) the Agent shall add to the Revolving Loan Account, and the Revolving Loan Account shall evidence, the amount of the Revolving Loan from time to time and (b) the Agent shall reduce the Revolving Loan Account by the amount of all payments made on account of the Revolving Loan from time to time. The Revolving Loan shall be deemed owed to each Lender severally in accordance with such Lender's Percentage Interest therein, and all payments credited to the Revolving Loan Account shall be for the account of each Lender in accordance with its Percentage Interest therein. The Company's obligations to pay each Lender's Percentage Interest in the Revolving Loan shall be evidenced by a separate amended and restated note of the Company in substantially the form of Exhibit 2.1.4 (the "Revolving Notes"), payable to each Lender in maximum principal amount equal to such Lender's Percentage Interest in the Revolving Loan.

         2.2.     Swingline Credit.

                  2.2.1. Swingline Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final RevolvingMaturity Date, the Swingline Lender will make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.2.2. The sum of the aggregate principal amount of loans made under this Section 2.2 at any one time outstanding plus the Revolving Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans made pursuant to this Section 2.2 at any one time outstanding exceed $15,000,000.

                  2.2.2. Borrowing Requests. The Company may from time to time request a loan under Section 2.2.1 by providing to the Swingline Lender a notice (which may be given by a telephone call received by a Lending Officer). Such notice must be not later than 2:00 p.m. (Boston time) on the requested Closing Date (which must be a Banking Day) for such loan. The notice must specify the amount of the requested loan (which shall be not less than $100,000 and an integral multiple of $50,000). Each such loan will be made at the Boston office by depositing the amount thereof to the general account of the Company with the Swingline Lender. In connection with each such loan, the Company shall furnish to the Swingline Lender a certificate in substantially the form of
         Exhibit 5.2.1.

                  2.2.3. Swingline Loan Account; Swingline Notes. The Swingline Lender will establish on its books a loan account for the Company (the "Swingline Loan Account") which the Swingline Lender shall administer as follows: (a) the Swingline Lender shall add to the Swingline Loan Account, and the Swingline Loan Account shall evidence, the principal amount of all loans from time to time made by the Swingline Lender to the Company pursuant to Section 2.2.1 and (b) the Swingline Lender shall reduce the Swingline Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Swingline Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Swingline Loan Account is referred to as the "Swingline Loan". The Company's obligation to pay the Swingline Loan shall be evidenced by an amended and restated note of the Company in substantially the form of Exhibit 2.2.3 (the "Swingline Note"), payable to the Swingline Lender in maximum principal amount equal to the Swingline Loan.

                2.2.4. Conversion of Swingline Loan into Revolving Loan. On any Banking Day after the occurrence and during the continuance of an Event of Default, the Swingline Lender may, in its sole discretion, give notice to the other Lenders and the Company that the Swingline Loan shall be paid in full with a Mandatory Borrowing. Such a notice of a Mandatory Borrowing shall be deemed to have been automatically given upon a Bankruptcy Default or upon the exercise of any of the remedies provided in Section 8.2. Upon the giving of any such notice or deemed notice, a Mandatory Borrowing under the Revolving Loan in the amount of the Swingline Loan shall be made on the next Banking Day from all Lenders in accordance with their respective Percentage
         Interests in the Revolving Loan, and the proceeds thereof shall be applied to the Swingline Lender as a repayment of the Swingline Loan. Each Lender irrevocably agrees to make such loan pursuant to each such Mandatory Borrowing notice in the amount and in the matter specified above in this Section 2.2.4, notwithstanding (a) whether any conditions specified in Section 5 have been satisfied, (b) that a Default or an Event of Default has occurred and is continuing or (c) the date of such Mandatory Borrowing. In the event that any Mandatory Borrowing cannot for any reason be made on the date required above (including as a result of the commencement of a proceeding under the Bankruptcy
         Code), each Lender shall promptly purchase from the Swingline Lender as of the date the Mandatory Borrowing otherwise would have occurred such participation in the Swingline Loan as shall be necessary to cause the Lenders to share in the Swingline Loan ratably based upon their respective Percentage Interests in the Revolving Loan. In the event of such participations, all interest payable on the Swingline Loan shall be for the account of the Swingline Lender until the date on which the participations are required to be purchased and, to the extent attributable to the purchased participations, shall be payable to the participants from and after such date. At the time any such purchase of participations is actually made, the purchasing Lender shall pay the Swingline Lender interest on the principal amount of the participation purchased at the overnight Federal Funds Rate for each day, commencing with the date the Mandatory Borrowing otherwise would have occurred to the date of payment for such participation.

         2.3.   Letters of Credit.

                2.3.1. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Revolving Maturity Date, the Letter of Credit Issuer will issue for the account of the Company one or more irrevocable documentary or standby letters of credit (together with outstanding letters of credit in the aggregate amount of approximately $3,224,000 issued by Fleet under the Prior Credit Agreement that will continue as Letters of Credit issued under this Agreement, the "Letters of Credit"). The sum of Letter of Credit Exposure plus the Revolving Loan plus the Swingline Loan shall in no event exceed the Maximum Amount of Revolving Credit. Letter of Credit Exposure shall in no event exceed $10,000,000.

                2.3.2. Requests for Letters of Credit. The Company may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a notice which is actually received not less than five Banking Days prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and
         (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the beneficiary thereof as directed in writing by the Company. In connection with the issuance of any Letter of Credit, the Company shall furnish to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit
         5.2.1 and any customary application form required by the Letter of Credit Issuer. In the event of any inconsistency between such application form and this Agreement, this Agreement shall govern.

                2.3.3. Form and Expiration of Letters of Credit. Each Letter of Credit issued under this Section 2.3 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) five Banking Days prior to the Final Revolving Maturity Date and (b) (i) in the case of any standby Letter of Credit not described in clause (ii) below, the first anniversary of the date of issuance (which expiration period may be extended at the option of the Letter of Credit Issuer for additional 12-month periods ending prior to Final Revolving Maturity Date), (ii) in the case of any direct-pay Letter of Credit issued in connection with industrial development bonds permitted by Section 6.6.18, such expiration date as may be customary in similar transactions and reasonably acceptable to the Required Lenders (but in any event no earlier than the first anniversary of the date of issuance) and (iii) in the case of any other Letter of Credit, the date 180 days after the date of issuance. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Company may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

                2.3.4. Lenders' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Revolving Loan Lender's Percentage Interest in the Revolving Loan, shall automatically be deemed granted by the Letter of Credit Issuer to each Lender on the date of such issuance and the Revolving Loan Lenders shall automatically be obligated, as set forth in Section 11.4.2, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Company. The Letter of Credit Issuer will send to each Revolving Loan Lender (and to the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

                2.3.5. Reimbursement of Payment. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the amount of such payment shall be considered a loan under Section 2.1.1 (regardless of whether the conditions set forth in Section 5.2 are satisfied) and part of the Revolving Loan as if the Company had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1, except as provided below. If during the existence of an Event of Default the Agent provides written notice to the Company that Letter of Credit payments will no longer be considered loans under Section 2.1.1, the Company will on demand pay to the Agent in immediately available funds the amount of such payment.

                2.3.6. UCP; ISP. As to any Letter of Credit that is a documentary letter of credit, the most recent Uniform Customs and Practice for Documentary Credits adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "UCP"), shall be binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document relating to such Letter of Credit. As to any Letter of Credit that is a standby letter of credit, the most recent International Standby Practices adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "ISP"), shall be binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Without limiting the foregoing, in the event of an unexpected closure of the Letter of Credit Issuer, Letter of Credit draws may be made up to only two Banking Days after the reopening of the Letter of Credit Issuer rather than the 30 day period provided in Rule 3.14(a) of the ISP. Anything in the UCP or the ISP to the contrary notwithstanding:

                (a) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Letter of Credit Issuer or such correspondent is grossly negligent or willful in failing so to ascertain):

                (i) the genuineness of any signature or the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                (ii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                (iii) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Company;

                (iv) inaccuracy in any notice received by the Letter of Credit Issuer;

                (v) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft if such instrument, draft, certificate or other document appears on its face to comply with the requirements of the Letter of Credit, or the office held by or the authority of any Person signing any of the same; or

                (vi) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

                (b) Except insofar as a particular Letter of Credit contains express, contrary instructions, the Letter of Credit Issuer may honor as complying with the terms of any Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

                (c) The occurrence of any of the events referred to in the UCP or the ISP or in the preceding clauses of this Section 2.3.6 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Company's obligation to make reimbursement (whether by cash payment or refinancing with proceeds of the Revolving Loan) of amounts paid under any Letter of Credit or any draft accepted thereunder.

                (d) In the event of any conflict between the provisions of this Agreement and either the UCP or the ISP, the provisions of this Agreement shall govern.

                2.3.7. Subrogation. Upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Company with respect to such payment (whether by cash payment or refinancings with proceeds of the Revolving
         Loan), the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Company and its Subsidiaries, all for the benefit of the Lenders. The Company and its Subsidiaries will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

                2.3.8. Modification, Consent, etc. If the Company requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Letter of Credit Issuer consents thereto, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Company with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

         2.4.   Term Loan.

                2.4.1. Term Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on the Initial Closing Date the Lenders will, in accordance with their respective Percentage Interests in the Term Loan, severally lend to the Company as a term loan an aggregate amount of $150,000,000. The aggregate principal amount of the loans made pursuant to this Section 2.4.1 at any one time outstanding is referred to as "Term Loan". In connection with the Term Loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

                2.4.2. Term Loan Notes. The Term Loan shall be made at the Boston Office by crediting the amount of such loan to the general account of the Company with the Agent against delivery to the Agent of the separate amended and restated notes of the Company (the "Term Loan Notes") payable to the respective Lenders having a Percentage Interest therein. The Term Loan Note issued to each Lender shall be in a principal amount equal to such Lender's Percentage Interest in the Term Loan, and shall be in substantially the form of Exhibit 2.4.2.

         2.5.   Application of Proceeds.

                2.5.1. Revolving Loan. Subject to Section 2.5.5, the Company will apply the proceeds of the Revolving Loan to refinance existing Indebtedness, for working capital, for acquisitions and for other lawful corporate purposes of the Company and its Subsidiaries; provided, however, that a portion of the Maximum Amount of Revolving Credit equal to any then effective Permitted Reinvestment Reserve Amount may only be borrowed to finance an Investment permitted by
         Section 6.8.5.

                2.5.2. Swingline Loan. Subject to Section 2.5.5, the Company will apply the proceeds of the Swingline Loan for working capital and other lawful corporate purposes.

                2.5.3. Letters of Credit. Letters of Credit shall be issued only for such lawful corporate purposes as the Company has requested in writing and to which the Letter of Credit Issuer agrees.

                2.5.4. Term Loan. Subject to Section 2.5.5, the Company will apply the proceeds of the Term Loan for working capital and other lawful corporate purposes.

                2.5.5. Specifically Prohibited Applications. The Company will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents (a) to purchase or to carry Margin Stock in amounts that would result in a violation of Regulation U of the Board of Governors of the Federal Reserve System, (b) to any transaction prohibited by other Credit Documents, (c) to make any Distribution (other than in respect of the Receivables Securitization Facility or the Canadian Credit Facility) or
         (d) to make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations, the Receivables Securitization Facility or the Canadian Credit Facility) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations, the Receivables Securitization Facility or the Canadian Credit Facility).

3.      Interest; LIBOR Pricing Options; Fees.

        3.1. Interest. The Revolving Loan and Term Loan shall each accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Revolving Loan or the Term Loan, the Company will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Revolving Loan and the Term Loan, as applicable which was not subject to a LIBOR Pricing Option. On the last day of each LIBOR Interest Period or on any earlier termination of any LIBOR Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Revolving Loan or Term Loan which was subject to the LIBOR Pricing
Option which expired or terminated on such date. In the case of any LIBOR Interest Period longer than three months, the Company will also pay the accrued and unpaid interest on the portion of the Revolving Loan or Term Loan subject to the LIBOR Pricing Option having such LIBOR Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such LIBOR Interest Period. On the stated or any accelerated maturity of the Revolving Loan or the Term Loan, the Company will pay all accrued and unpaid interest on the Revolving Loan or Term Loan, as applicable, including any accrued and unpaid interest on any portion of the Revolving Loan or Term Loan which is subject to a LIBOR Pricing Option. All payments of interest on the Revolving Loan and Term Loan shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest therein. On the Initial Closing Date the Company agrees to pay the Lenders interest for any funds advanced to the Agent prior to the Initial Closing Date at the request of the Company to facilitate the initial closing hereunder at a rate equal to the Applicable Rate computed on the basis of the Base Rate.

         3.2.    LIBOR Pricing Options.

                 3.2.1. Election of LIBOR Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Agent actually received by noon (Boston time) not less than three Banking Days prior to the commencement of the LIBOR Interest Period selected in such notice, elect to have such portion of the Revolving Loan and/or Term Loan as the Company may specify in such notice accrue and bear interest during the LIBOR Interest Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate. In the event the Company at any time does not elect a LIBOR Pricing Option under this Section
         3.2.1 for any portion of the Loan (upon termination of a LIBOR Pricing Option or otherwise), then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. Portions of the Revolving Loan and Term Loan may not be combined into a single LIBOR Pricing Option. No such election shall become effective:

                 (a) if, prior to the commencement of any such LIBOR Interest Period, the Agent determines that (i) the electing or granting of the LIBOR Pricing Option in question would violate a Legal Requirement, (ii) LIBOR deposits in an amount approximately equal to the principal amount of the Revolving Loan or Term Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed LIBOR Interest Period are not readily available in the London inter bank market, or (iii) by reason of circumstances affecting the London inter-bank market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period; or

                  (b) if any Lender shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed LIBOR Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such deposits, such Lender reasonably anticipates that deposits in an amount equal to the Percentage Interest of such Lender in the portion of the Revolving Loan or Term Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the LIBOR Interest Period in question will not be offered in the London inter-bank market to such Lender at a rate of interest that does not exceed the anticipated LIBOR Basic Rate. Any such Lender may be replaced by the Company pursuant to
         Section 12.4.

                3.2.2. Notice to Lenders and Company. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Company pursuant to Section 3.2.1 and of the LIBOR Interest Period specified in such notice. Upon determination by the Agent of the LIBOR Rate for such LIBOR Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Company and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

                3.2.3. Selection of LIBOR Interest Periods. LIBOR Interest Periods shall be selected so that:

                (a) the minimum portion of the Revolving Loan or Term Loan subject to any LIBOR Pricing Option shall be $3,000,000 and an integral multiple of $500,000;

                (b) no more than 20 LIBOR Pricing Options shall be outstanding at any one time;

                (c) no LIBOR Interest Period with respect to any part of the Revolving Loan subject to a LIBOR Pricing Option shall expire later than the Final Revolving Maturity Date;

                (d) no LIBOR Interest Period with respect to any part of the Term Loan subject to a LIBOR Pricing Option shall expire later than the Final Term Loan Maturity Date; and

                (e) a portion of the Term Loan equal to or greater than the amount of the next mandatory prepayment required by Section 4.2 shall not be subject to a LIBOR Pricing Option on the date such mandatory prepayment is required to be made.

                3.2.4. Additional Interest. If any portion of the Revolving Loan or Term Loan subject to a LIBOR Pricing Option is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity, but excluding the failure of any Lender to perform its obligations under this Agreement), on a date which is prior to the last Banking Day of the LIBOR Interest Period applicable to such LIBOR Pricing Option, the Company will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such LIBOR Interest Period on the portion of the Revolving Loan or Term Loan so repaid, or as to which a LIBOR Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Pricing Option minus (b) the rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such LIBOR Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such LIBOR Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Revolving Loan or Term Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the LIBOR Interest Period applicable to such LIBOR Pricing Option other than for reasons described in
         Section 3.2.1, the Company shall be deemed to have terminated such LIBOR Pricing Option.

                3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the London inter-bank market any portion of the Revolving Loan or Term Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Company terminate all of the affected LIBOR Pricing Options to the extent not doing so would violate a Legal Requirement, (b) the portion of the Revolving Loan or Term Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Company shall make any payment required by Section 3.2.4. Any such Lender may be replaced by the Company pursuant to Section 12.3.

                3.2.6. Funding Procedure. The Lenders may fund any portion of the Revolving Loan or the Term Loan subject to a LIBOR Pricing
         Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Revolving Loan or Term Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Revolving Loan or Term Loan and the amounts payable under Sections 3.2.4 and 3.7, shall be computed as if each Lender had actually funded such Lender's Percentage
         Interest in such portion of the Revolving Loan or Term Loan through the purchase of deposits in such amount of the type by which the LIBOR Basic Rate was determined with a maturity the same as the applicable LIBOR Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States of America.

         3.3. Interest on Swingline Loan. The Swingline Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Swingline Rate. Interest on the Swingline Loan shall be calculated on a daily basis and on the basis of a year of 360 days. Prior to any stated or accelerated maturity of the Swingline Loan, the Swingline Borrower will on each Payment Date, beginning on the first Payment Date after the Initial Closing Date, pay the accrued and unpaid interest on such Indebtedness. On any stated or accelerated maturity of the Swingline
 Loan all accrued and unpaid interest thereon shall be forthwith due and payable. All payments of interest hereunder in respect of the Swingline
 Loan shall be made by the Swingline Borrower to the Agent for the account of the Swingline Lender.

         3.4. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed; provided, however, that interest on any portion of the Loan calculated with respect to the Base Rate shall be computed on the basis of a 365 day year. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the definition of "LIBOR Interest Period", be made on the next succeeding
Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

         3.5. Commitment Fees. In consideration of the Revolving Loan Lenders' Commitments to make the extensions of credit provided for in Section 2.1, while such Commitments are outstanding, the Company will pay to the Agent for the account of the Revolving Loan Lenders in accordance with the Lenders' respective Percentage Interests in the Revolving Loan, on each Payment Date and on the Final Revolving Maturity Date (or the date of any earlier termination of this Agreement), commencing on the first Payment Date after the Initial Closing Date and ending on the earlier of the Final Revolving Maturity Date or any earlier termination of this Agreement, an amount equal to interest computed at the Commitment Fee Rate on the amount by which (a) the average daily Maximum Amount of Revolving Credit during the three month period or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the average daily Revolving Loan during such period or portion thereof plus (ii) the average daily Letter of Credit Exposure during such period or portion thereof; provided, however, that for the purpose of this Section 3.5, the Maximum Amount of Revolving Credit shall be increased by any amounts subtracted pursuant to
Section 2.1.2(a)(ii) and (iii) in calculating the Maximum Amount of Revolving Credit in respect of the Receivables Securitization Facility and the Canadian Credit Facility.

         3.6. Letter of Credit Fees. The Company will pay to the Agent for the account of each of the Lenders, in accordance with the Lenders'respective Percentage Interests in the Revolving Loan, on each Payment Date, a Letter of Credit fee equal to interest at a per annum rate equal to the Applicable Margin with respect to a LIBOR Pricing Option, as from time to time in effect, on the average daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Company will pay to the Letter of Credit Issuer a fronting fee equal to 1/4% of each Letter of Credit and other customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

         3.7.    Changes in Circumstances; Yield Protection.

                3.7.1. Reserve Requirements, etc. If any Legal Requirement shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or
         (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of taxes measured by the overall net or gross income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Loan subject to a LIBOR Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement (other than any Tax or any reserves that are included in computing the LIBOR Reserve Rate), then such Lender may claim compensation from the Company under Section 3.7.5.

                 3.7.2.   Taxes.

                 (a) All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder, then such Lender may claim compensation from the Company under Section 3.7.5 to the extent such Lender is then in compliance with any applicable requirements of paragraph (b) below. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations to be made to a Lender that is in compliance with any applicable requirements of paragraph (b) below, the amounts so payable shall be increased to the extent necessary to yield to the Lenders (after payment or withholding of such Taxes), the amounts that would have been received had such withholding not been required. If the Company fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. In the event any Lender receives a refund of any Taxes for which it has received payment from the Company under this Section 3.7.2, such Lender shall promptly pay the amount of such refund to the Company, together with any interest thereon actually earned by such Lender.

                (b) If any Lender is not created or organized in, or under the laws of, the United States of America or any state thereof, such Lender shall deliver to the Company and the Agent such duly executed forms and statements from time to time as may be necessary so that such Lender is entitled to receive payments of the Credit Obligations payable to it without deduction or withholding of any United States federal income taxes, to the extent such exemption is available to such Lender. If no such exemption is available at the time a Lender becomes party to this Agreement or if at any time the Company and the Agent have not received all forms and statements (including any renewals thereof) required to be provided by any Lender pursuant to this paragraph (b), paragraph (a) above shall not apply with respect to any amount of United States federal income taxes required to be withheld from payments of the Credit Obligations to such Lender.

                3.7.3. Capital Adequacy. If any Lender shall reasonably determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount reasonably deemed by such Lender to be material, then such Lender may claim compensation from the Company under Section 3.7.5.

                3.7.4.   Regulatory Changes.  If any Lender shall determine that
         (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Company under Section 3.7.5.

                3.7.5. Compensation Claims. Within 90 days after the receipt by the Company of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.7 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.7, together with interest on such amount from the 90th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall be conclusive so long as
         (a) such determination is made in good faith, (b) no manifest error appears therein and (c) the Lender uses reasonable averaging and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 12.4.

                3.7.6. Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Company to such Lender pursuant to Sections 3.2.4 and 3.7 or to make LIBOR Pricing Options available under Sections 3.2.1 and 3.2.5. In addition, the Company shall not be responsible for costs (a) under Section 3.7 arising more than 90 days prior to receipt by the Company of the certificate from the affected Lender pursuant to such Section 3.5 or (b) under Section 3.2.4 arising from the termination of LIBOR Pricing Options more than 90 days prior to the demand by the Agent for payment under Section 3.2.4.

         3.8. Maximum Lawful Interest Rate. All Credit Documents are expressly limited so that in no event, including the acceleration of the maturity of the Credit Obligations, shall the amount paid or agreed to be paid in respect of interest on the Credit Obligations (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Credit Documents. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Credit Documents exceeds such maximum permissible amount, the obligation to pay interest under the Credit Documents (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts in respect of interest (or fees or other amounts deemed payment for the use of funds) previously paid to the Lenders in excess of such maximum permissible amount shall be automatically applied to reduce the amount of the Loans and Letter of Credit Exposure.

4.       Payment.

         4.1. Payment at Maturity. On the Final Revolving Maturity Date, the Company shall pay to the Agent for credit to the Revolving Loan Account the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto, and all other Credit Obligations owing by it to any Revolving Loan Lender (to the extent not already paid) in its capacity as a Revolving Loan Lender. On the Final Revolving Maturity Date, the Swingline Borrower shall pay to the Agent for credit to the Swingline Loan Account the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto. On the Final Term Loan Maturity Date, the Company shall pay to the Agent for credit against the Term Loan the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto and all other Credit Obligations owing by it to any Term Loan Lender (to the extent not already paid) in its capacity as a Term Loan Lender. On any accelerated maturity of the Indebtedness evidenced by any Loan Account, the Company shall pay to the Agent for credit to the Loan Accounts the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto, and all other Credit Obligations owing by it to any Lender.

        4.2. Scheduled Required Prepayments. On the last Banking Day of each March, June, September and December, beginning December 31, 2003, the Company will pay to the Agent, for the account of the Lenders as a prepayment of the Term Loan, the lesser of (a) the amount indicated in the table below, adjusted to the extent required by Sections 4.3 through 4.4 and (b) the principal amount of the Term Loan then outstanding:

            December 31, 2003                     $      375,000
            March 31, 2004                        $      375,000
            June 30, 2004                         $      375,000
            September 30, 2004                    $      375,000
            December 31, 2004                     $      375,000
            March 31, 2005                        $      375,000
            June 30, 2005                         $      375,000

                                      -38

            September 30, 2005                    $      375,000
            December 31, 2005                     $      375,000
            March 31, 2006                        $      375,000
            June 30, 2006                         $      375,000
            September 30, 2006                    $      375,000
            December 31, 2006                     $      375,000
            March 31, 2007                        $      375,000
            June 30, 2007                         $      375,000
            September 30, 2007                    $      375,000
            December 31, 2007                     $      375,000
            March 15, 2008                        $  143,625,000


Notwithstanding the foregoing, if the Final Term Loan Maturity Date is extended from March 15, 2008 until April 15, 2010, then (i) the Company shall not be required to make the payment otherwise required to be made on March 15, 2008 and
(ii) on the last Banking Day of each March, June, September and December beginning March 31, 2008, the Company will pay to the Agent, for the account of the Lenders as a prepayment of the Term Loan, the lesser of (a) the amount indicated in the table below, adjusted to the extent required by Sections 4.3 through 4.4 and (b) the principal amount of the Term Loan then outstanding:

            March 31, 2008                        $    375,000
            June 30, 2008                         $    375,000
            September 30, 2008                    $    375,000
            April 15, 2009                        $ 71,250,000
            April 15, 2010                        $ 71,250,000


         4.3.    Contingent Required Prepayments.

                 4.3.1. Excess Credit Exposure. If at any time the sum of the respective principal amounts of the Revolving Loan plus the Swingline Loan plus the Letter of Credit Exposure exceeds the Maximum Amount of Revolving Credit, the Company will promptly pay the amount of such excess as a prepayment of the Swingline Loan, with any balance as a prepayment of the Revolving Loan. If at any time Letter of Credit Exposure exceeds $10,000,000, the Company will promptly pay the amount of such excess to the Agent to be applied as provided in Section 4.5.

                 4.3.2. Net Asset Sale Proceeds. Upon receipt of Net Asset Sale Proceeds that exceed $5,000,000 in any year, the Company shall within three Banking Days pay to the Agent as a prepayment of the Term Loan to be applied as provided in Section 4.6.2 the lesser of (a) the amount by which such Net Asset Sale Proceeds exceed $5,000,000 in such year or (b) the amount of the Term Loan; provided, however, that the Company may elect to reserve all or a portion of such Net Asset Sale Proceeds up to $50,000,000 in the aggregate, for Permitted Reinvestments. The amount so reserved (the "Permitted Reinvestment Reserve Amount") must, (i) at any time when the Reference Leverage Ratio is greater than 3.5, be expended as a Permitted Reinvestment within 270 days after the transaction creating the Permitted

         Reinvestment Reserve Amount (or, in the case of the repair or replacement of assets with insurance or condemnation proceeds, must be firmly committed to be expended) or (ii) at all other times, be expended as a Permitted Reinvestment within 18 months after the transaction creating the Permitted Reinvestment Reserve Amount (or must be firmly committed to be expended, provided that such Permitted Reinvestment Reserve Amount is expended as a Permitted Reinvestment within 18 months after the date that such commitment is entered into). To the extent the Permitted Reinvestment Reserve Amount is not so expended within such applicable period (or if the Company abandons its plans for a Permitted Reinvestment prior to the end of such period), the Company shall within three Banking Days repay the Term Loan in an amount equal to such unused Permitted Reinvestment Reserve Amount to be applied as provided in Section 4.6.2.

                4.3.3. Net Equity Proceeds. Upon receipt of Net Equity Proceeds, the Company shall within three Banking Days pay to the Agent as a prepayment of the Term Loan to be applied as provided in Section
         4.6.2 the lesser of (a) the Equity Proceeds Prepayment Percentage of such Net Equity Proceeds or (b) the amount of the Term Loan.

                4.3.4. Net Debt Proceeds. Upon receipt of Net Debt Proceeds (other than any Net Debt Proceeds received in connection with any refinancing or redemption of the Company 2008 Notes permitted by Sections 6.6 and 6.13 or any other refinancing of Financing Debt to the extent permitted by Sections 6.6 and 6.13, in any case, to the extent such Net Debt Proceeds are used (i) to redeem in full the Company 2008 Notes or repay in full such other Financing Debt so refinanced, (ii) to pay any premium applicable to any such early redemption of the 2008 Notes and (iii) to pay the reasonable out-of-pocket transaction fees and expenses directly associated with such refinancing or redemption), the Company shall within one Banking Day pay to the Agent as a prepayment of the Term Loan to be applied as provided in Section 4.6.2 the lesser of (a) the amount of such Net Debt Proceeds or (b) the amount of the Term Loan.

                4.3.5. Excess Cash Flow. Within five Banking Days after the date annual financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with
         Section 6.4.1, the Company shall pay to the Agent as a prepayment of the Term Loan to be applied as provided in Section 4.6.2 in an amount equal to the lesser of (a) the ECF Prepayment Percentage of Consolidated Excess Cash Flow for its most recently completed fiscal year or (b) the amount of the Term Loan.

         4.4. Voluntary Prepayments. In addition to the prepayments required by Sections 4.2 and 4.3, at any time or from time to time upon not less than one Banking Day prior written notice to the Agent specifying the date of payment and the total amount to be paid on such date and, with respect to any prepayment of the Term Loan, the amount of interest to be paid with such prepayment, the Company shall have the right to prepay, without premium or penalty of any type (except as provided in Section 3.2.4), all or any part of its Revolving Loan or Term Loan in such amounts as are not less than $1,000,000 and in integral multiples of $500,000, unless such payment is equal to the entire outstanding principal amount of the Revolving Loan or Term Loan, as the case may be. At any time or from time to time upon telephone notice to the Swingline Lender, given not later than 3:00 p.m. (Boston time) on any Banking Day, the Swingline

Borrower shall have the right to prepay, without premium or penalty of any type, all or any part of the outstanding principal amount of its Swingline Loan in such amounts as are not less than $100,000 and in integral multiples of $50,000, unless such payment is equal to the entire outstanding principal amount of the Swingline Loan.

         4.5. Letters of Credit. If on the stated or any accelerated maturity of the Credit Obligations the Letter of Credit Issuer or the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Company will either:

                (a) prepay such obligation by depositing with the Agent an amount of cash, or

                (b) deliver to the Agent a standby letter of credit (designating the Agent as beneficiary and issued by a bank and on terms reasonably acceptable to the Agent),

in each case in an amount equal to the portion of the then existing Letter of Credit Exposure issued for the account of the Company. In addition, to the extent the amount of Consolidated Excess Cash Flow, Net Asset Sale Proceeds, Net Debt Proceeds or Net Equity Proceeds to be applied in prepayment of the Loan exceeds the amount of the Loan, the excess amount thereof that would otherwise be required to prepay the Loan pursuant to Section 4.3 shall be deposited with the Agent. Any such cash so deposited and the cash proceeds of any draw under any standby letter of credit so furnished, including any interest thereon, shall be returned by the Agent to the Company only when, and to the extent that, the amount of such cash held by the Agent exceeds the Letter of Credit Exposure at a time when no Default exists; provided, however, that if an Event of Default occurs and the Credit Obligations become or are declared immediately due and payable, the Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations.

         4.6.    Reborrowing; Application of Payments, etc.

                 4.6.1. Reborrowing. The amounts of the Revolving Loan and Swingline Loan prepaid pursuant to Section 4.4 may be reborrowed from time to time prior to the Final Revolving Maturity Date in accordance with Sections 2.1 and 2.2, respectively, subject to the limits set forth therein.

                 4.6.2. Order of Application. Prepayments of the Term Loan made pursuant to Sections 4.3.2, 4.3.3, 4.3.4, 4.3.5 or 4.4 shall be applied first to the principal amount of the Term Loan Note which is due on the Final Term Loan Maturity Date and then to the installments required to be made on the Term Loan pursuant to Section 4.2 in the inverse order of the maturity thereof. Unless specified by the Company to the contrary, all prepayments pursuant to Section 4.4 shall be deemed to apply to the Revolving Loan. Subject to the foregoing, prepayment of the Revolving Loan or Term Loan shall be applied first to the portion of such Loan not then subject to LIBOR Pricing Options, then the balance of any such prepayment shall be applied to the portion of such Loan then subject to LIBOR Pricing Options, in the chronological order of the respective maturities thereof (or as the Company may otherwise specify in writing), together with any payments required by Section 3.2.4.

                4.6.3. Payment with Accrued Interest, etc. Upon all prepayments of the Term Loan, the Company shall pay to the Agent the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment. If notice of prepayment shall have been given in accordance with Section 4.4, and whether or not notice is given of prepayments pursuant to Sections 4.2 and 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment in such notice or such amount.

                4.6.4. Payments for Lenders. All payments of principal on the Revolving Loan and Term Loan hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests in the portion of the Loan so repaid and shall be paid by the Agent to the Lenders in accordance with Section 11.4.3.

5.       Conditions to Extending Credit.

         5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section
         5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

                5.1.1. Notes. The Company shall have duly executed and delivered to the Agent a Revolving Note for each Lender having a Percentage Interest in such portion of the Revolving Loan, a Term Loan Note for each Lender having a Percentage Interest in such portion of the Term Loan and a Swingline Note for the Swingline Lender.

                5.1.2. Payment of Fees. The Company shall have paid to the Agent, the Joint Lead Arrangers, the Co-Arranger, the Syndication Agent and the Documentation Agent (a) the fees separately agreed between the Company and the Agent, the Joint Lead Arrangers, the Co-Arranger, the Syndication Agent and the Documentation Agent that are due and payable on or before the Initial Closing Date and (b) the reasonable fees and disbursements of the Agent's special counsel for which statements have been rendered on or prior to the Initial Closing Date.

                5.1.3. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance reasonably satisfactory to the Required Lenders:

                (a) Shearman & Sterling LLP, special New York counsel for the Company.

                (b) Baker, Donelson, Bearman & Caldwell, special Tennessee counsel for the Company.

The Company authorizes and directs its counsel to furnish the foregoing opinions.

                5.1.4. Foreign Subsidiary Subordination Agreement. Each of the material Foreign Subsidiaries of the Company shall have entered into a Subsidiary Subordination Agreement in substantially the form of Exhibit
         5.1.4 (the "Foreign Subsidiary Subordination Agreement") and shall have delivered it to the Agent.

                5.1.5. Security Agreement. Each of the Company and the Guarantors shall have duly authorized, executed and delivered to the Agent an Amended and Restated Security Agreement in substantially the form of Exhibit 5.1.5 (the "Security Agreement").

                5.1.6. Restatement and Assignment Agreement. The Company and the Guarantors shall have duly authorized, executed and delivered to the Agent a Restatement and Assignment Agreement in substantially the form of Exhibit 5.1.6.

                5.1.7. Real Estate Collateral. The Obligors shall have duly authorized, executed, acknowledged and delivered to the Agent, to the extent required by the Security Agreement, amendments to the mortgages delivered pursuant to the Prior Credit Agreement, together with a date-down endorsement to the lender's title insurance policies previously delivered to the Agent with respect to such Mortgages, in each case in form and substance reasonably satisfactory to the Agent, together with such local counsel legal opinions and other items relating to such real property collateral as may be required by the Security Agreement.

                5.1.8. Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements, memoranda of intellectual property security interests and other instruments as the Agent may have reasonably requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

                5.1.9. Capitalization, etc. On the Initial Closing Date, immediately before and after giving effect to the initial advance under this Agreement and the transactions contemplated hereby:

                (a) The capitalization of the Company (other than the Revolving Loan and Letters of Credit) will consist of (i) $450,000,000 in Approved Public Debt, (ii) the $30,000,000 Receivables Securitization Facility, (iii) $5,000,000 of Stac-Pac Notes, (iv) $1,000,000 in notes to Wachovia Bank, N.A. (v) C$16,000,000 Canadian Credit Facility, (vi) EURO 7,200,000 German revolving credit facility,
         (vii) $1,000,000 notes owing to Wachovia Bank, N.A. (viii) other debt listed on Exhibit 7.3 and (ix) a minimum of $250,000,000 in stockholders' equity (excluding the effect of foreign currency translation adjustments and non-cash charges related to asset impairments).

                (b) The Company shall have obtained all necessary consents, if any, under the agreements described in paragraph (a) above to permit this Agreement and the transactions contemplated hereby.

                (c) The ratio of (i) Consolidated Total Net Debt on the last day of the most recently ended month for which financial reports are available to (ii) Consolidated EBITDA for the period of 12 consecutive months ended on the last day of such month shall be less than 6.95:1.00.

                (d) After giving effect to the Credit Obligations, the Company and the Guarantors, taken as a whole:

                (i)      will be solvent;

                (ii) will have assets having a fair saleable value in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

                (iii) will have access to adequate capital for the conduct of their business; and

                (iv) will have the ability to pay their debts from time to time incurred as such debts mature.

                (e) The Company shall have furnished to the Lenders a certificate of a Financial Officer with respect to the foregoing clauses of this Section 5.1.9 in substantially the form of Exhibit 5.1.9, which shall include calculations pursuant to Section 7.2.1 demonstrating compliance with the Computation Covenants, in each case giving pro forma effect to the incurrence of the Credit Obligations.

                5.1.10. Credit Rating. The Company shall have obtained a credit rating on the Credit Agreement from a credit rating agency reasonably acceptable to the Agent.

                5.1.11. Senior Unsecured Notes. The Agent shall have received copies of all documents reasonably requested relating to the Company 2013 Notes and such documents shall be reasonably satisfactory in form and substance to the Agent.

                5.1.12. Absence of Litigation. There shall not be any litigation, at law or in equity, or any investigation by or proceeding before any court, board or other governmental or administrative agency or any arbitrator pending or, to the knowledge of the Company or any Guarantor, threatened which is related to the Credit Facilities or the Company 2013 Notes which may involve any material risk of any final judgment, order or liability which, without giving effect to any applicable insurance, has resulted, or is reasonably expected to result, in any material adverse effect on the creditworthiness of the Company and its Subsidiaries taken as a whole.

                5.1.13. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate, partnership or other proceedings on the part of the Company and the Guarantors. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect, including without limitation a consent under the Company 2008 Notes in form and substance reasonably satisfactory to the Agent.

                5.1.14. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the Guarantors to the extent there have been material changes to those previously delivered to the Agent, records of corporate and partnership proceedings and certificates as to signatures and incumbency of officers, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

                5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change (other than an event described in Exhibit 5.2) shall have occurred since the later of June 30, 2003; and the Company shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

                5.2.2. Legality, etc. The making of the requested extension of credit shall not be prohibited by any Legal Requirement. If any Lender is unable to perform its obligations hereunder due to a lending restriction, the Company shall be entitled to replace such Lender pursuant to Section 12.4.

6. General Covenants. Each of the Company and the Guarantors covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries will comply with the following provisions:

         6.1.   Taxes and Other Charges; Accounts Payable.

                6.1.1. Taxes and Other Charges. Each of the Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all material taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all material claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such

         Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                6.1.2. Accounts Payable. Each of the Company and its Subsidiaries shall promptly pay when due (taking into account any applicable grace periods), or in conformity with customary trade terms and historical practices, all other Indebtedness incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         6.2.   Conduct of Business, etc.

                6.2.1. Types of Business. The Company and its Subsidiaries shall engage principally in the business of (a) specialty cellulose fibers, (b) nonwoven and air-laid materials and (c) other activities substantially related thereto.

                6.2.2.   Maintenance of Properties. Each of the Company and its
         Subsidiaries:

                (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses (in its reasonable judgment) and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where
         (i) compliance is at the time being contested in good faith by appropriate proceedings or (ii) failure to comply with the provisions being contested have not resulted, or do not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

                (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 6.2.2 (b) shall not prevent the merger, consolidation, reorganization, amalgamation or liquidation of Subsidiaries permitted by Section 6.10.

                6.2.3. Statutory Compliance. Each of the Company and its Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where failure so to comply would not reasonably be expected to result in the aggregate in any Material Adverse Change; provided, however, that compliance with Environmental Laws shall be governed solely by Section 6.18.

                 6.2.4. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement so designated in Exhibit 7.2.2 shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

         6.3.   Insurance.

                6.3.1. Business Interruption Insurance. The Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense as it relates to the loss of revenues, in an amount deemed to be adequate in the reasonable business judgment of the Company for the 12-month period of each insurance policy, which amount shall be reasonably satisfactory to the Agent, and otherwise in the manner customary for businesses of similar size engaged in similar activities at similar locations.

                6.3.2. Property Insurance. Each of the Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and otherwise reasonably satisfactory to the Agent.

                6.3.3. Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities at similar locations and otherwise reasonably satisfactory to the Agent; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self insurance requirements of such state or jurisdiction.

         6.4. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Subsidiaries shall end on June 30 in each year (except, in the case of Foreign Subsidiaries, as otherwise required by local foreign law). The fiscal quarters of the Company and its Subsidiaries shall end on September 30, December 31, March 31 and June 30 in each year.

                6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 95 days after the end of each fiscal year, the Consolidated and Consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and together, in the case of Consolidated financial statements, with comparative figures for the immediately preceding fiscal year, all accompanied by:

                (a) Unqualified reports of Ernst & Young LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders), containing no material uncertainty, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 6.5 through
         6.17 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

                (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

                (d) Computations by the Company, substantially in the form historically prepared by the Company, comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Lenders in accordance with Section 6.4.4.

                (e) Computations by the Company in substantially the form of Exhibit 6.4 demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants and the calculation of Consolidated Excess Cash Flow, certified by a Financial Officer.

                (f) Financial information as to the assets of and Investments of the Company and its Subsidiaries in each Immaterial Subsidiary as of the end of such fiscal year.

                (g)      Calculations, as at the end of such fiscal year, of
         (i) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

                (h) Supplements to Exhibits 7.1 and 7.3 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, which supplement must be reasonably satisfactory to the Agent, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company or its Subsidiaries from those previously certified to the Agent.

                (i) In the event of a change in GAAP after June 30, 2003, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

                6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together, with comparative figures for the same period in the preceding fiscal year, all accompanied by:

                (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year end audit adjustments and the addition of footnotes.

                (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                (c) Computations by the Company, substantially in the form historically prepared by the Company comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Lenders in accordance with Section 6.4.4.

                (d) Computations by the Company in substantially the form of Exhibit 6.4 demonstrating, as of the end of such quarter, compliance with the Computation Covenants, certified by a Financial Officer.

                (e) Supplements to Exhibits 7.1 and 7.3 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, which supplement must be reasonably satisfactory to the Agent, as well as any changes in the Charter,

         Bylaws or incumbency of officers of the Company and its Subsidiaries from those previously certified to the Agent.

                (f) In the event of a change in GAAP after June 30, 2003, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

                6.4.3.   Monthly and Weekly Reports.

                (a) The Company shall furnish to the Lenders as soon as available and, in any event, within 30 days after the end of each month, the internally prepared financial data for such month in the form prepared by management for its internal purposes.

                (b) The Company shall furnish to the Agent on a weekly basis a description of any Receivables Securitizations consummated during such week, including calculations showing the accounts receivable sold pursuant to such Receivables Securitization during such week, the amount of Receivables Securitization Proceeds received during such week and such other information with respect to such Receivables Securitization as the Agent may reasonably request. The Company shall also furnish to the Agent on a weekly basis a summary of the amount outstanding under the Canadian Credit Facility.

                6.4.4. Other Reports. The Company shall promptly furnish to the Lenders:

                (a) As soon as prepared and in any event before the beginning of each fiscal year, an annual plan for each fiscal quarter in such fiscal year of the Company and its Subsidiaries, prepared in a manner substantially consistent with the Company's historical practices and with the manner in which the financial projections described in
         Section 7.2.1 were prepared.

                (b) On at least a quarterly basis, any material updates of such budget and projections formally prepared by the Company.

                (c) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

                (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

                (e) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission; provided, however, that if any such filing is available on EDGAR, the Company must only furnish notice of such filing to the Agent.

                (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Subsidiaries.

                (g) Progress reports as required under the Fenholloway River Agreement (whether on a quarterly basis or otherwise).

                6.4.5. Notice of Litigation; Notice of Defaults. Except with respect to matters arising under Environmental Laws for which notices are required by Section 6.18, the Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which would reasonably be expected to create a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $5,000,000 or (b) which results, or would reasonably be expected to create a material risk of resulting, in a Material Adverse Change. Promptly, and in any event within seven Banking Days upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

                6.4.6. ERISA Reports. The Company shall furnish to the Lenders as soon as reasonably available the following items with respect to any Plan:

                (a) any request for a waiver of the funding standards or an extension of the amortization period,

                (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

                (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

                (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

                (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

                6.4.7. Other Information. From time to time at reasonable intervals upon request of any authorized officer of any Lender, the Company shall furnish to the Lenders such other information, substantially consistent in form and substance to information historically prepared by the Company, regarding the business, assets, financial condition or income of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns and material licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. The Lenders' authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to inspect the properties and to examine the books and records of the Company and its Subsidiaries and to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document. Upon the reasonable request of the Agent, the Agent's commercial finance examiners may conduct field audits of the Company and its Subsidiaries.

         6.5.   Certain Financial Tests.

                6.5.1. Consolidated Net Senior Secured Debt to Consolidated EBITDA. Consolidated Net Senior Secured Debt as of the end of any fiscal quarter of the Company shall not exceed the applicable percentage set forth in the table below of Consolidated EBITDA for the period of four consecutive fiscal quarters then ending:

          Fiscal Quarter Ending                      Percentage

          December 31, 2003                          225%
          March 31, 2004                             200%
               through June 30, 2004
          September 30, 2004                         190%
          December 31, 2004                          180%
               through March 31, 2005
          June 30, 2005                              175%
          September 30, 2005                         165%
          December 31, 2005                          160%
               Through March 31, 2006
          June 30, 2006                              150%
               and thereafter

                6.5.2. Consolidated EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated EBITDA shall equal or exceed the percentage of Consolidated Interest Expense set forth in the table below:

          Fiscal Quarter Ending                       Percentage

          December 31, 2003                           165%
          March 31, 2004                              175%
               through June 30, 2004
          September 30, 2004                          180%
          December 31, 2004                           185%
               through March 31, 2005
          June 30, 2005                               190%
          September 30, 2005                          200%
          December 31, 2005                           210%
          March 31, 2006                              220%
          June 30, 2006                               225%
               through March 31, 2007
          June 30, 2007                               250%
               and thereafter

                6.5.3. Consolidated EBITDA Minus Capital Expenditure and Taxes to Consolidated Fixed Charges. For each period of four consecutive fiscal quarters of the Company, (a) the remainder of Consolidated EBITDA minus Capital Expenditures of the Company and its Subsidiaries minus taxes based upon or measured by net income that are actually paid in cash shall equal or exceed (b) an amount equal to the percentage of Consolidated Fixed Charges of the Company and its Subsidiaries set forth in the table below; provided, however, that for the purpose of this Section 6.5.3 Capital Expenditures shall exclude (i) up to $11,000,000 of Capital Expenditures from July 1, 2003 through December 31, 2003 in connection with the maintenance shutdown of the Company's Foley, Florida plant and (ii) up to $20,000,000 of Regulated Environmental Capital Expenditures during any 12-month period:


          Fiscal Quarter Ending                           Percentage

          June 30, 2004                                   110%
               through December 31, 2004
          March 31, 2005                                  115%
               through March 31, 2006
          June 30, 2006                                   120%
               and thereafter

                6.5.4. Capital Expenditures. The aggregate amount of Capital Expenditures (other than Regulated Environmental Capital Expenditures) for any period of four consecutive fiscal quarters shall not exceed:

                (a) $50,000,000 for such periods ending after June 30, 2003 and on or before June 30, 2004;

                (b) $55,000,000 for such periods ending after June 30, 2004 and on or before June 30, 2005;

                (c) $60,000,000 for such periods ending after June 30, 2005 and on or before June 30, 2006;

                (d) $70,000,000 for such periods ending after June 30, 2006 and on or before June 30, 2007; and

                (e) $80,000,000 for such periods ending after June 30, 2007;

         provided, however, that to the extent that the aggregate amount of Capital Expenditures during any period specified in clauses (a) through
         (e) above is less than the maximum amount permitted during such period, the excess shall be carried over and added to the limit in any subsequent period; provided, further, that any amount of Capital Expenditures in such subsequent period shall be applied first to reduce the amount carried over from the earliest applicable prior period; and provided, further, that for purposes of this Section 6.5.6, Capital Expenditures shall exclude expenditures for capital improvements to the Company's Americana cotton plant in Brazil using Net Asset Sale Proceeds from the sale of land, buildings, equipment or other assets from the Company's facility in Lumberton, North Carolina that are not required to be paid to the Agent as a prepayment of the Loans pursuant to Section 4.3.2.

                6.5.5. Regulated Environmental Capital Expenditures. The aggregate amount of Regulated Environmental Capital Expenditures for any period of four consecutive fiscal quarters shall not exceed $20,000,000.

         6.6. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness including Guarantees of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties, (or become contractually committed to do so), except the following:

                6.6.1.   Indebtedness in respect of the Credit Obligations.

                6.6.2. Guarantees by the Company and its Subsidiaries of Indebtedness incurred by its Subsidiaries and permitted by the other provisions of this Section 6.6.

                6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business (including (a) accrued salaries, vacation and benefits, accounts payable for services, inventory and equipment and other trade accounts payable and (b) such current liabilities incurred in the ordinary course of business by Persons acquired by the Company and its Subsidiaries in accordance with
         Section 6.8).

                6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.7.4 and 6.7.5.

                6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or
         (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                6.6.7. To the extent permitted by Section 6.7.8, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.7 and by Section 6.6.18 at any one time outstanding shall not exceed $50,000,000, and provided, further, that at any time when the Reference Leverage Ratio is greater than 3.50, the aggregate principal amount of all Indebtedness with respect to Capitalized Lease obligations permitted by this Section 6.6.7 at any one time outstanding shall not exceed $10,000,000.

                6.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

                6.6.9. Indebtedness in respect of intercompany loans and advances among the Company and its Subsidiaries which are not prohibited by Section 6.8.

                6.6.10. Guarantees by the Company of loans by third parties to its employees in an amount not to exceed $4,000,000 in the aggregate at any one time outstanding; provided, however, that at any time when the Reference Leverage Ratio is greater than 3.50, the Company shall not enter into any additional Guarantees of loans by third parties to its employees.

                6.6.11. Unfunded pension liabilities and obligations with respect to Plans so long as the Company is in compliance with
         Section 6.16.

                6.6.12. Indebtedness outstanding on the date hereof and described in Exhibit 7.3 and all refinancings and extensions thereof not in excess of the amount thereof outstanding immediately prior to such refinancing or extension; provided, however, that the Company 2008 Notes may only be refinanced through the issuance of senior subordinated notes on market terms or through the issuance of other notes on terms to be agreed among the Company and the Required Lenders; and provided, further, that the Company may refinance or extend the Receivables Securitization Facility or enter into a replacement Receivables Securitization Facility, in each case on market terms and without any limitation on the amount thereof.

                6.6.13. Letters of credit issued by foreign financial institutions for the account of Foreign Subsidiaries; provided, however, that the aggregate face amount of all Indebtedness permitted by this Section 6.6.13 shall not exceed $10,000,000 in the Equivalent Amount of United States Funds at any one time outstanding and provided, further, that the aggregate face amount of all Indebtedness permitted by this Section 6.6.13 plus the aggregate amount of all Indebtedness permitted by Section 6.6.16 at one time outstanding shall not exceed $60,000,000 in the Equivalent Amount of United States Funds, computed as of the most recent date such Indebtedness was incurred.

                6.6.14. Unsecured Guarantees by the Guarantors of the Company 2013 Notes, any other Approved Public Debt and any Indebtedness refinancing Approved Public Debt (to the extent such refinancing is otherwise permitted hereunder).

                6.6.15. Financing Debt and unfunded pension liabilities of Subsidiaries acquired in accordance with Section 6.8.5 or otherwise assumed by the Company and its Subsidiaries in acquisitions permitted by Section 6.8.5 in an aggregate amount not exceeding $15,000,000 for all such acquisitions after the Initial Closing Date.

                6.6.16. Indebtedness of Foreign Subsidiaries in respect of credit facilities to finance working capital and other valid business purposes, provided, however that the aggregate amount of all Indebtedness permitted by this Section 6.6.16 and by Section 6.6.13 at any time outstanding shall not exceed $60,000,000 in the Equivalent Amount of United States Funds, computed as of the most recent date such Indebtedness was incurred.

                6.6.17. Indebtedness in respect of Hedge Agreements entered into in the ordinary course of business.

                6.6.18. Indebtedness of the Company in respect of an industrial development bond or other special purpose financing for environmental Capital Expenditures at its Foley, Florida plant; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.18 and by Section 6.6.7 at any time outstanding shall not exceed $50,000,000.

                6.6.19. Indebtedness (other than Financing Debt) in addition to the Indebtedness permitted by the other provisions of this Section 6.6; provided, however, that the aggregate amount of all such Indebtedness permitted by this Section 6.6.19 at any one time outstanding shall not exceed $10,000,000; and provided, further, that no Indebtedness shall be permitted by this Section 6.6.19 at any time when the Reference Leverage Ratio is greater than 3.50.

         6.7. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so) except the following:

                6.7.1. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

                6.7.2. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt), utilities or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

                6.7.3. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6.

                6.7.4. Liens of carriers, warehouses, mechanics, suppliers and similar Liens, in each case (a) in existence less than 90 days from the later of (i) the date of creation thereof or (ii) the date payment of Indebtedness secured thereby is due, or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                6.7.5.   Encumbrances in the nature of (a) zoning restrictions,
         (b) easements, (c) restrictions of record on the use of real property,
         (d) landlords' and lessors' Liens on rented premises and
         (e) restrictions on transfers or assignment of leases, licenses and other contracts, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

                6.7.6. Restrictions under federal and state securities laws and shareholder agreements on the transfer of securities.

                6.7.7. Restrictions under foreign trade regulations on the transfer or licensing of certain assets of the Company and its Subsidiaries.

                6.7.8. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property
         (other than inventory) existing or created on the date on which such property is acquired or within 90 days thereafter, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this
         Section 6.7.8 shall not exceed the amount permitted by Section 6.6.7.

                6.7.9. Liens securing industrial development bonds or other special purpose financing permitted by Section 6.6.18 on the assets being acquired, constructed or improved with the proceeds of such bonds.

                6.7.10.  Liens securing the Credit Obligations.

                6.7.11.  Rights of set-off held by any banks.

                6.7.12. Liens on foreign assets owned by Foreign Subsidiaries to secure Indebtedness of Foreign Subsidiaries in respect of credit facilities permitted by Section 6.6.16.

                6.7.13. Pledge of certificates of deposit of the Company constituting Guarantees permitted by Section 6.6.10.

                6.7.14. Liens existing on the Initial Closing Date as described on Exhibit 7.3, and all subsequent Liens on the same assets to secure Indebtedness permitted by Section 6.6.12.

                6.7.15.  Receivables Securitizations permitted by
         Section 6.10.6.

         6.8. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to doso) except for the following:

                6.8.1. Investments of the Company and its Subsidiaries in Wholly Owned Subsidiaries (a) which are domestic Subsidiaries as of the date of this Agreement or (b) which become domestic Wholly Owned Subsidiaries after the Initial Closing Date and become Guarantors to the extent required by Section 9.9; provided, however, that (i) no such Investment shall involve the transfer by the Company of any substantial assets (other than cash) and (ii) (A) the aggregate fair market value of all assets owned by Immaterial Subsidiaries shall not exceed $2,000,000 and (B) the aggregate Investments in Immaterial Subsidiaries shall not exceed $2,000,000.

                6.8.2. Intercompany loans and advances from any Subsidiary to the Company or any Guarantor that, in the case of loans or advances from Foreign Subsidiaries, are subordinated to the Credit Obligations in accordance with the Foreign Subsidiary Subordination Agreement.

                6.8.3.   Investments in Cash Equivalents.

                6.8.4.   Guarantees permitted by Section 6.6.

                6.8.5. So long as immediately before and after giving effect thereto no Default exists, and so long as the Company (if the Company is party thereto) or a Guarantor (if the Company is not party thereto) is the surviving entity, the Company and its Subsidiaries may acquire another entity in the same line of business as the Company as described in Section 6.2.1:

                (a) at all times when Consolidated Total Net Debt (calculated on a pro forma basis giving effect to the proposed acquisition) is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters (calculated on a pro forma basis giving effect to the proposed acquisition as if such acquisition had been consummated at the beginning of such period) for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2, only with the consent of the Required Lenders;

                (b) at all other times, for a purchase price not exceeding, except with the consent of the Required Lenders, $50,000,000 for any single acquisition and $100,000,000 in cumulative aggregate purchase price for all acquisitions permitted by this Section 6.8.5 during the period from the Initial Closing Date through the later of the Final Revolving Maturity Date and the Final Term Loan Maturity Date; provided, however, that (i) the acquisition must be approved by the target entity's board of directors, (ii) the Company must be in compliance with the Computation Covenants immediately after giving effect to such acquisition, (iii) the acquired entity must not have any environmental liabilities which, after giving effect to such acquisition, would reasonably be expected to result in a Material Adverse Change and (iv) any Subsidiary acquired under this Section
         6.8.5 (other than (a) a Foreign Subsidiary or (b) any Immaterial Subsidiary if the aggregate fair market value of the assets of all Immaterial Subsidiaries acquired under this Section 6.8.5 since the Initial Closing Date does not exceed $2,000,000 and the aggregate

         Investment of the Company and its other Subsidiaries in all such acquired Immaterial Subsidiaries is less than $2,000,000) shall guarantee the Credit Obligations, as contemplated by Section 9.9.

                6.8.6. Investments in Unrestricted Affiliates engaged in businesses contemplated by Section 6.2.1 in an aggregate outstanding amount not to exceed, at the time any such Investment is made,
         (a) $25,000,000 at all times when the Reference Leverage Ratio exceeds
         3.50 and (b) $45,000,000 at all other times.

                6.8.7. Loans or advances to employees of the Company in an amount not to exceed (a) $1,000,000 in the aggregate outstanding at any time for the purchase of capital stock of the Company and
         (b) $5,000,000 in the aggregate outstanding at any time for all other purposes.

                6.8.8. So long as immediately before and after giving effect thereto no Default exists, Investments of the Company and its Subsidiaries in foreign Wholly Owned Subsidiaries; provided, however, that:

                (a) such Investments shall not involve the transfer of substantial noncash assets from the Company and its domestic Subsidiaries to its Foreign Subsidiaries other than up to $35,000,000 in book value of foreign patents, foreign trademarks and an airlaid machine located in Ireland but owned by the Company; and

                (b) net cash Investments of the Company and its domestic Subsidiaries in Foreign Subsidiaries made pursuant to this Section
         6.8.8 at any one time outstanding shall not exceed the sum of
         (i) $50,000,000, plus (ii) the amount of Capital Expenditures permitted by Section 6.5.4 incurred by such Foreign Subsidiaries, plus
         (iii) Investments outstanding on the date hereof as described in
         Exhibit 6.8.8.

                6.8.9. So long as immediately before and after giving effect thereto no Default exists, and provided that the Company complies with
         Section 9.9, the Company may create a Wholly Owned Subsidiary that constitutes a holding company for the Company's European Subsidiaries.

                6.8.10. Investments in any existing or newly-created Subsidiaries consisting of assets transferred pursuant to
         Section 6.10.8

         6.9. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so) except for the following:

                6.9.1. Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company, and the Company and its Subsidiaries may make Investments permitted by
         Section 6.8.

                6.9.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions in an aggregate amount which shall not exceed the sum of (i) 50% of the sum of the Consolidated Net Income (which may be a negative number) for each fiscal quarter after December 31, 2003, plus (ii) the net amount received by the Company from the exercise of options and other purchases of Company stock after December 31, 2003 by Company employees plus (iii) (a) $35,000,000 at any time when the Reference Leverage Ratio is less than 3.50 or (b) $15,000,000 at any time when the Reference Leverage Ratio is greater than or equal to 3.50, which amount in this clause (iii) may be applied to pay dividends to stockholders or to repurchase shares of the Company's capital stock from its stockholders only after the amounts in clauses (i) and (ii) have already been applied in their entirety to pay dividends or to make stock repurchases; provided, however, that the Company shall not make Distributions to pay dividends on or in respect of any shares of the Company's capital stock or to repurchase shares of the Company's capital stock from its stockholders at any time when the Reference Leverage Ratio is greater than 4.50; and provided, further, that for the purpose of this Section 6.9.2, Consolidated Net Income shall be increased by any amounts deducted in calculating Consolidated Net Income in respect of noncash charges related to asset impairments.

                6.9.3. The Company may pay interest on and principal of the Approved Public Debt and any permitted refinancings thereof in accordance with the respective payment and subordination provisions thereof, if any and may make Distributions in respect of any voluntary prepayments, repurchases or redemptions of the Company 2008 Notes permitted by Section 6.13.

                6.9.4. So long as immediately before and after giving effect thereto no Default exists, any of the Company and its Subsidiaries may repay intercompany Indebtedness and interest thereon owing to any of the Company and its Subsidiaries.

                6.9.5. So long as immediately before and after giving effect thereto no Default exists, the Company may repurchase shares of its stock from employees whose employment with the Company and its Subsidiaries has terminated, to the extent required by the Company's nonqualified employee benefit plans and contracts in an aggregate amount not exceeding the sum of $1,000,000 in any fiscal year plus net amounts received by the Company during such fiscal year from the exercise of options and other purchases of Company stock by employees; provided, however, that the Company shall not repurchase shares of its stock from employees pursuant to this Section 6.9.5 at any time when the Reference Leverage Ratio is greater than 3.50.

         6.10. Asset Dispositions and Mergers. Neither the Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

                6.10.1. The Company and any of its Subsidiaries may sell or otherwise dispose of (a) inventory in the ordinary course of business,
         (b) tangible assets to be replaced in the ordinary course of business within 12 months by other tangible assets of equal or greater value,
         (c) tangible assets that are no longer used or useful to the business of the Company or such Subsidiary set forth in Exhibit 6.10.1 hereto and (d) tangible assets that are no longer used or useful in the business of the Company or such Subsidiary; provided, however, that the fair market value of all items so sold or disposed of pursuant to this clause (d) plus all items sold or disposed of pursuant to Section
         6.10.4 shall not exceed $5,000,000 in any fiscal year.

                6.10.2. Any Subsidiary of the Company may merge, amalgamate or be liquidated or reorganized into the Company or any Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company or a Guarantor is a party the Company or (if the Company is not party thereto) a Guarantor shall be the surviving or resulting Person.

                6.10.3. So long as immediately before and after giving effect thereto no Default exists, the Company may, in addition to transactions permitted under 6.10.1, sell or otherwise dispose of assets for fair value; provided, however, that the Company shall make any prepayments of the Loan required by Section 4.3.2 as a result of such disposition.

                6.10.4. So long as immediately before and after giving effect thereto no Default exists, the Company may sell or otherwise dispose of assets for fair market value so long as the fair market value of all items so sold or disposed of pursuant to this Section 6.10.4 plus all items sold or disposed of pursuant to Section 6.10.1(d) shall not exceed $5,000,000 in any fiscal year.

                6.10.5.  Mergers constituting Investments permitted by
         Section 6.8.5.

                6.10.6. So long as immediately before and after giving effect thereto no Default exists, the Company and its Subsidiaries may sell, pledge or otherwise dispose of a bulk group of its accounts receivables pursuant to the Receivables Securitization Facility.

                6.10.7. Transfers by the Company and its domestic Subsidiaries of foreign patents, foreign trademarks and other foreign assets to its Foreign Subsidiaries to the extent permitted by Section 6.8.8.

                6.10.8. The Company may transfer assets with a fair market value not to exceed $6,000,000 from the Company's facility in Lumberton, North Carolina to any Subsidiary.

         6.11. Lease Obligations. Neither the Company nor any of its Subsidiaries shall be or become obligated as lessee under any lease except:

                6.11.1. Capitalized Leases permitted by Sections 6.6.7, 6.7.8 and 6.7.9.

                6.11.2. Leases other than Capitalized Leases; provided, however, that the aggregate fixed rental obligations for any year (excluding payments required to be made by the lessee in respect of taxes, insurance and operating expenses whether or not denominated as rent) shall not exceed $10,000,000.

         6.12. Issuance of Stock by Subsidiaries; Subsidiary Distributions, etc.

                6.12.1. Issuance of Stock by Subsidiaries. No Wholly Owned Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership (except for directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required to be held by foreign nationals) to any Person other than the Company or any Wholly Owned Subsidiary of the Company.

                6.12.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and the Credit Documents and except as provided in the credit facilities of the Foreign Subsidiaries permitted by Section
         6.15.4 or required by law, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

                6.12.3. Observance of Corporate Formalities. Except to the extent permitted by Section 6.2.2(b), the Company's Subsidiaries (other than Immaterial Subsidiaries) shall observe all Legal Requirements necessary to preserve their separate existences as independent corporations, limited partnerships or other entities, including keeping separate corporate records and financial statements, electing officers and directors, holding director meetings, formally issuing equity interests and recording as independent all transactions with the Company and its other Subsidiaries (other than Immaterial Subsidiaries), except where the failure to observe any of the foregoing is not reasonably likely to cause a Material Adverse Effect.

         6.13.  Voluntary Prepayments of Other Indebtedness.

                6.13.1. Except as provided in Section 6.13.2, neither the Company nor any of its Domestic Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations), except that the Company and its Domestic Subsidiaries may refinance Financing Debt to the extent permitted by Section 6.6.

                6.13.2. Notwithstanding Section 6.13.1, the Company and any of its domestic Subsidiaries may make voluntary prepayments of principal of or interest on, or make voluntary redemptions or repurchases of, the Company 2008 Notes, to the extent permitted by the terms of all Approved Public Debt, at any time when no Event of Default exists immediately before and after giving effect thereto and the Reference Leverage Ratio is less than 3.50; provided, however, that at any time when the Reference Leverage Ratio is greater than or equal to 3.50 the Company and its domestic Subsidiaries may make voluntary prepayments of principal of or interest on, or make voluntary redemptions or repurchases of, the Company 2008 Notes in an aggregate amount not exceeding $40,000,000 since the Initial Closing Date; provided, further, that if the Reference Leverage Ratio decreases below 3.50 and then subsequently becomes greater than or equal to 3.50, such voluntary prepayment amount shall not exceed the greater of (a) $40,000,000 in the aggregate since the Initial Closing Date or (b) the aggregate amount of such prepayments made at a time when the Reference Leverage Ratio was less than or equal to 3.50. Notwithstanding the foregoing in this Section 6.13.2, neither the Company nor any of its domestic Subsidiaries shall make voluntary prepayments of principal of or interest on, or make voluntary redemptions or repurchases of, the Company 2008 Notes at any time when the Reference Leverage Ratio is greater than 4.50; provided, however, that if, at any time when the Reference Leverage Ratio is greater than 4.50, the amount outstanding under the Revolving Loan does not exceed $10,000,000, the Company and its domestic Subsidiaries may make voluntary prepayment of principal of or interest on, or make voluntary redemptions or repurchases of, the Company 2008 Notes in an aggregate amount not to exceed $20,000,000 since the Initial Closing Date; provided, further, that if the Reference Leverage Ratio decreases below 4.50 and then subsequently becomes greater than or equal to 4.50, such voluntary prepayment amount shall not exceed the greater of (i) $20,000,000 in the aggregate since the Initial Closing Date or (ii) the aggregate amount of such voluntary prepayments made at a time when the Reference Leverage Ratio was less than or equal to 4.50.

         6.14. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Hedge Agreement or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

         6.15. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

                6.15.1.  This Agreement and the other Credit Documents.

                6.15.2.  Covenants in documents creating Liens permitted by
         Section 6.7 prohibiting further Liens on the assets encumbered thereby.

                6.15.3. Covenants in the indentures for the Approved Public Debt as in effect on the Initial Closing Date and permitted refinancings thereof.

                6.15.4. Covenants in the credit facilities of the Foreign Subsidiaries permitted by Section 6.6.16 prohibiting further Liens on the assets of the Foreign Subsidiaries, restrictions required by law or customary non-assignment provisions.

         6.16. ERISA, etc. Each of the Company and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted, except if the failure to comply would not reasonably be expected to result in a Material Adverse Change. At no time shall the Accumulated Benefit Obligations under any Plans that are not Multiemployer Plans exceed the fair market value of the assets of such Plans allocable to such benefits by more than $5,000,000. The Company and its Subsidiaries shall not withdraw, and shall cause all other
ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $5,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $30,000,000.

         6.17. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable, in the reasonable, good faith judgment of the Company, to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

         6.18.  Environmental Laws.

                6.18.1. Compliance with Law and Permits. Each of the Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws (for purposes of this sentence, any such facility that is now or hereafter listed on the National Priorities List pursuant to procedures described in 40 C.F.R. ss.300.425 shall be deemed solely for purposes of this sentence not to be in material compliance with Environmental Laws), keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where such failure to use, operate, keep, or handle in compliance would not reasonably be expected to result in a Material Adverse Change.

                6.18.2. Notice of Claims, etc. Each of the Company and its Subsidiaries shall, as soon as reasonably practicable, notify the Agent, and provide copies (when applicable) of (a) any failure to comply with Section 6.18.1 or (b) upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to any alleged noncompliance with or liability under Environmental Laws with respect to the facilities or properties that might reasonably be expected to result in payments by the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000 in excess of applicable insurance.

         6.19. Interpretation of Covenants. In Sections 6.6 through 6.19, the various permitted transactions provided in the subsections to each Section are cumulative and not exclusive of each other. The Company and its Subsidiaries may decide in their reasonable discretion which of the various applicable subsections shall apply to a particular transaction.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Company hereunder, each of the Company and such of its Subsidiaries as are party hereto from time to time jointly and severally represents and warrants as follows:

         7.1.   Organization and Business.

                7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party and (b) own its properties and carry on the business now conducted by it. Certified copies of the Charter and By laws of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business,
         (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company owns real or tangible personal property.

                7.1.2. Subsidiaries. Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party,
         (b) guarantee the Credit Obligations and (c) own its properties and carry on the business now conducted by it. Certified copies of the Charter and By laws of each Subsidiary party hereto have been previously delivered to the Agent and are correct and complete.
         Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of organization of each Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary,
         (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary owns real or tangible personal property, (v) the number of authorized and issued shares and ownership of each such Subsidiary and (vi) whether such Subsidiary is a Guarantor or an Immaterial Subsidiary.

                7.1.3. Qualification. Each of the Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate reasonably be expected to result, or create a material risk of resulting, in any Material Adverse Change.

                7.1.4. Capitalization. No options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

         7.2.   Financial Statements and Other Information; Material
Agreements.

                7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the following:

                (a) The audited Consolidated balance sheets of the Company and its Subsidiaries as at June 30 in each of 2002 and 2003 and the audited Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

                (b) The unaudited Consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2003 and the unaudited Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended.

                (c) The Company's report on 10-K for its fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission.

                (d) The five-year financial and operational projections for the Company previously supplied to the Lenders and included as part of the offering memorandum for the initial syndication of the Credit Obligations.

                (e) Calculations demonstrating compliance with the Computation Covenants as of September 30, 2003.

         The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present the financial position of the Company and its Subsidiaries on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. The unaudited Consolidated financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in clause (a), (b) or (c) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto or otherwise disclosed to the Agent in writing.

         The Form 10-K referred to in clause (c) above contained all information required to be contained therein and otherwise complied in all material respects with the Exchange Act. Such Form 10-K did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

         In the Company's judgment, the financial and operational projections referred to in clause (d) above constitute a reasonable basis as of the Initial Closing Date for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur.

         As of the date thereof, the offering memorandum for the initial syndication of the Credit Obligations did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made; provided, however, that the descriptions in such offering memorandum of other documents and agreements are intended to be summaries only and do not provide comprehensive descriptions of the terms and conditions contained in such documents and agreements.

                7.2.2. Material Agreements. The Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and registration statements, each as in effect on the date hereof, listed in Exhibit 7.2.2 which constitute all agreements and instruments material to the Company and its Subsidiaries on a Consolidated basis (together with the Charters and Bylaws for the Company and its Subsidiaries, the "Material
         Agreements").

         7.3.   Agreements Relating to Financing Debt, Investments, etc.
Exhibit 7.3, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth:

                (a) The amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt.

                (b)      All Liens and Guarantees with respect to such Financing
         Debt.

                (c) All agreements which directly or indirectly require the Company or any Subsidiary to make any Investment.

                (d) Material license agreements with respect to the products of the Company and its Subsidiaries, including the parties thereto and the expiration dates thereof.

                (e) All trademarks, tradenames, service marks, service names and patents owned by the Company and its Subsidiaries that are registered with the United States Patent and Trademark Office (or with respect to which applications for such registration have been filed).

                (f) All copyrights owned by the Company and its Subsidiaries that are registered with the United States Copyright Office.

                (g) All internet domain names owned by the Company and its Subsidiaries and the related registry information.

                (h) All commercial tort claims held by the Company and its Subsidiaries.

                (i) All bank and deposit accounts owned by the Company and its domestic Subsidiaries.

         The Company has furnished the Lenders correct and complete copies of any agreements described above in this Section 7.3 requested by the Required Lenders.

          7.4. Changes in Condition. Since June 30, 2003 no Material Adverse Change (other than an event described in Exhibit 5.2) has occurred, and since the later of June 30, 2003 or the end of the Company's most recently

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completed fiscal year for which financial reports have been furnished to the Lenders in accordance with Section 6.4.1, neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions permitted by this Agreement and the Material Agreements or as described in Exhibit 5.2.

         7.5. Title to Assets. The Company and its Subsidiaries have good and marketable title to, or adequate license or leasehold rights in, all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in
Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.7 and except for assets disposed of as permitted by Section 6.10.

         7.6. Operations in Conformity With Law, etc. The operations of the Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any Legal Requirement presently in effect and applicable to the Company or such Subsidiary, except for such violations and defaults as do not and would not reasonably be expected, in the aggregate, to result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

         7.7. Litigation. Except as described in Exhibit 7.7, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company or any Guarantor, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or is reasonably expected to create a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any of its Subsidiaries which has resulted, or is reasonably likely to create a material risk of resulting, in any Material Adverse Change.

         7.8. Authorization and Enforceability. Each of the Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms except as the enforceability of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect and affecting the rights of creditors generally and by general principles of equity, good faith and fair dealing.

         7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

                (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By laws of the Company, any of its Subsidiaries or any other Obligor;

                (b) the violation in any material respect of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

                (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens which secure the Credit Obligations) upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

                (d) any redemption, retirement or other repurchase obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder or the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Agent's security interest in the Credit Security).

         7.10. Defaults. Neither the Company nor any of its Subsidiaries is in default under any provision of its Charter or By laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any material provision of any material agreement, instrument, deed or lease to which it is party or by which it or its property is bound. Neither the Company nor any of its Subsidiaries has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or to be reasonably expected to create a material risk of resulting, in any Material Adverse Change.

         7.11. Licenses, etc. The Company and its Subsidiaries have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or is reasonably likely to create a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Company and its Subsidiaries thereunder so as to result, or is reasonably expected to create a material risk of resulting, in any Material Adverse Change. Except as described in Exhibit 7.7, no litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or is reasonably likely to create a material risk of resulting, in any Material Adverse Change.

        7.12. Tax Returns. Each of the Company and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have become due pursuant to such returns or to any assessment received by it, except with respect to those taxes that the Company or its Subsidiaries are contesting in good faith. Neither the Company nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

        7.13.   Certain Business Representations.

                7.13.1. Labor Relations. No dispute or controversy between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. The
        Company has not experienced a strike or other labor interruption in the past five years. The Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non discrimination in employment with which the failure to comply, in the aggregate, has resulted, or is reasonably likely to create a material risk of resulting, in a Material Adverse Change and (b) the payment of wages.

                7.13.2. Antitrust. Each of the Company and its Subsidiaries is in compliance in all material respects with all federal and state
        antitrust laws    relating to its business and the geographic
        concentration of its business.

                7.13.3. Consumer Protection. Neither the Company nor any of its Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or is reasonably likely to create a material risk of resulting, in a Material Adverse Change.

                7.13.4. Burdensome Obligations. Neither the Company nor any of its Subsidiaries is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By law or other restriction, commitment or requirement which, in the opinion of the management of such Person, is so unusual or burdensome as in the foreseeable future to result, or to be reasonably likely to create a material risk of resulting, in a Material Adverse Change.

                7.13.5. Future Expenditures. Neither the Company nor any of its Subsidiaries anticipate that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Change.

        7.14.   Environmental Regulations. Except to the extent set forth in
Exhibit 7.14:

                7.14.1. Environmental Compliance. Each of the Company and its Subsidiaries is in compliance in all material respects with the Environmental Laws in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

                7.14.2. Environmental Litigation. As of the date hereof and except where any matter described in clauses (i) or (ii) would not reasonably be expected to result in a Material Adverse Change, (i) no suit, claim, action or proceeding of which the Company or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Company's or any of its Subsidiaries' knowledge, threatened by any Person (nor to the Company's or any of its Subsidiaries' knowledge, does any factual basis exist therefor), and (ii) neither the Company nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

                (a) noncompliance by the Company or any of its Subsidiaries with any Environmental Law;

                (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Company or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

                (c) the release into the environment by the Company or any of its Subsidiaries of any Hazardous Material generated by the Company or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

                7.14.3. Hazardous Material. The disposal or arrangement for disposal at any waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company or any of its Subsidiaries have delivered Hazardous Material for disposal, or to the Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and would not reasonably be expected to result in a Material Adverse Change.

                7.14.4. Environmental Condition of Properties. No release of any Hazardous Material is present in any real property currently or formerly owned or operated by the Company or any of its Subsidiaries except that which has not resulted, and could not reasonably be expected to result in a Material Adverse Change.

                7.14.5. No Other Representations and Warranties. The representations and warranties in this Section 7.14 constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to all matters arising under Environmental Laws.

        7.15. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. As of the date hereof, each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.15. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the best knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

        7.16.   Government Regulation; Margin Stock

                7.16.1. Government Regulation. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

                7.16.2. Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock in excess of 25% of the value of the assets subject to any negative pledge arrangement or covenants restricting asset sales.

        7.17. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any of its Subsidiaries which has not been disclosed in writing to the Lenders and which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or is reasonably expected to create a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

        7.18.   Solvency. The Company and the Guarantors, taken as a whole:

                (a)      are solvent;

                (b) have assets having a fair saleable value in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

                (c) have access to adequate capital for the conduct of their business; and

                (d) have the ability to pay their debts from time to time incurred as such debts mature.

8.      Defaults.

        8.1. Events of Default. The following events are referred to as "Events of Default":

                8.1.1. Payment. The Company shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or
        (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by such Letter of Credit Issuer or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 6.5 through 6.15.

                8.1.3. Other Covenants. The Company, any of its Subsidiaries or any other Obligor, shall fail to perform or observe any covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document (other than covenants, agreements or provisions with which the failure to comply would constitute an Event of Default under Sections 8.1.2, 8.1.9, 8.1.10 or 8.1.11), and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders, in the case of the failure to perform or observe any other covenant, agreement or provision, in either case within 30 days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

                8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document shall be false in any material respect on the date as of which it was made.

                8.1.5.   Cross Default, etc.

                (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations or the Stac-Pac notes described in Exhibit 7.7) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $10,000,000;

                (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Financing Debt;

                (c) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity for any reason whatsoever;

                (d) any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action and (i) within 30 days thereafter, such enforcement or similar action shall not have been discharged, vacated, bonded or stayed or (ii) within 30 days after the expiration of any such stay, such enforcement or similar action shall not have been discharged, vacated or bonded; or

                (e) any holder of any such Financing Debt shall exercise any right of rescission or put right with respect thereto.

                8.1.6.   Ownership; Liquidation; etc. Except as permitted by
        Section 6.10:

                (a) the Company shall cease to own, directly or indirectly, all the capital stock of its Wholly Owned Subsidiaries (other than director's qualifying shares and, in the case of Foreign Subsidiaries, shares required to be owned by foreign nationals);

                (b) (i) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act), other than the current members of the Company's management who directly (or indirectly through Affiliates) own capital stock of the Company is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting stock of the Company;

                          (ii) the Company consolidates with, or mergers with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any

         Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (A) any voting stock of the Company is reclassified or changed into or exchanged for voting stock (other than redeemable capital stock) of the surviving or transferee corporation and (B) immediately after such transaction no "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act), other than the current members of the Company's management who directly (or indirectly through Affiliates) own capital stock of the Company, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting stock of the surviving or transferee corporation;

                         (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of two thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

                         (iv) any final order, judgment or decree of a court of competent jurisdiction shall be entered against the Company decreeing the dissolution or liquidation of the Company; or

                (c) the Company or any of its Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

                8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests (if any) created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

                8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $5,000,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or is reasonably likely to create a material risk of resulting, in a Material Adverse Change and in either case if, (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

                8.1.9. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

                8.1.10. Bankruptcy, etc. The Company, any of its Subsidiaries or any other Obligor shall:

                (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent,
        (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or
        (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property;

                (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property; or

                (f) have admitted or acknowledged in writing that it is unable to pay its debts as they come due.

                8.1.11. Environmental Matters. The Company or any of its Subsidiaries shall fail to comply with any Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, which failure would be reasonably likely to result in or create a material risk of resulting in a Material Adverse Change and within 30 days after such noncompliance, the Company or its Subsidiaries shall continue to be out of compliance with such Environmental Law; provided, however, that such 30-day period may be extended for up to an additional 150 days so long as (a) such noncompliance is reasonably capable of cure within such 150-day period, and the Company and its Subsidiaries shall have commenced, and shall continue to pursue diligently, a cure for such noncompliance and (b) no Material Adverse Change shall have occurred.

        8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

                8.2.1. Terminate Obligation to Extend Credit. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company; provided, however, that if a Bankruptcy Default shall have occurred, the obligations of the Lenders to make any further extensions of credit under the Credit Documents shall automatically terminate.

                8.2.2. Specific Performance; Exercise of Rights. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document (other than Hedge Agreements) or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document (other than Hedge Agreements), or in aid of the exercise of any power granted in this Agreement or any other Credit Document (other than Hedge Agreements) or any such instrument or assignment.

                8.2.3. Acceleration. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall by notice in writing to the Company (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding (other than Hedge Agreements) to be immediately due and payable, and (b) require the Company immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.5), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations (other than Hedge Agreements) shall automatically become immediately due and payable.

                8.2.4. Enforcement of Payment; Credit Security; Setoff. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall proceed to enforce payment of the Credit Obligations in such manner as it may elect, and to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof and to realize upon any and all rights in the Credit Security. The Lenders and their Affiliates may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

        8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents (other than Hedge Agreements) until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default shall not constitute a waiver thereof.

        8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

                (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

                (c) any right it may have to claim or recover from the Agent or any Lender any special, exemplary, punitive or consequential damages;

                (d) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

                (e) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.      Guarantees.

        9.1. Guarantees of Credit Obligations. Each Guarantor unconditionally jointly and severally guarantees that the Credit Obligations will be performed and will be paid in full in cash when due and payable,

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

whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any other
Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

        9.2. Continuing Obligation. Each Guarantor acknowledges that the Lenders and the Agent have entered into this Agreement (and, to the extent that the Lenders or the Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 9 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under this Agreement shall have terminated and all of the Credit Obligations have been paid in full in cash and discharged; provided, however, that:

                (a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

                (b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. Not later than five days after receipt of notice from the Agent, the Guarantors shall jointly and severally pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Agent on any number of occasions.

        9.3. Waivers with Respect to Credit Obligations. Except to the extent expressly required by this Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

                (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

                (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Credit Obligations;

                (c) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

                (d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Agent or the Lenders in connection with any of the foregoing;

                (e) any act or omission on the part of the Agent or the Lenders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

                (f) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

                (g) any "single action" or "anti deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Agent's or the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent or the Lenders;

                (h) all demands and notices of every kind with respect to the foregoing; and

                (i) to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 9.3.

No delay or omission on the part of the Agent or the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations shall operate as a waiver or relinquishment of such right. No action which the Agent or the Lenders or the Company may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Lenders' or the Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Agent or the Lenders may have or otherwise be charged with.

        9.4. Lenders' Power to Waive, etc. Each Guarantor grants to the Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

                (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

                (b) To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

                (c) To collect or liquidate or realize upon any of the Credit Obligations in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations; and

                (d) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

         9.5. Information Regarding the Company, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Agent or the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Agent or the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company or its Affiliates or their properties or management, whether now or hereafter known by the Agent or the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning this Agreement and all other Credit Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

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

         9.6. Certain Guarantor Representations. Each Guarantor represents that:

                (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lenders to enter into this Agreement and to extend credit to the Company by making the Guarantees contemplated by this Section 9,

                (b) the credit available hereunder will directly or indirectly inure to its benefit,

                (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for its Guarantee,

                (d) it will not be rendered insolvent as a result of entering into this Agreement,

                (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured,

                (f) it has, and will have, access to adequate capital for the conduct of its business,

                (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature, and

                (h) it has been advised by the Agent that the Lenders are unwilling to enter into this Agreement unless the Guarantees contemplated by this Section 9 are given by it.

        9.7. Subrogation. Each Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other
Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

        9.8. Subordination. Each Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Company or any other Obligor to such Guarantor, whether arising hereunder or otherwise, are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

        9.9. Future Subsidiaries; Further Assurances. The Company will from time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor or an Immaterial Subsidiary within 30 days after notice from the Agent or (b) any future Wholly Owned Subsidiary that is not an Immaterial Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor and to join the Security Agreement as an Obligor pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent; provided, however, that in the event such a Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or regulation from guaranteeing the Credit Obligations, or if such a guarantee by any Foreign Subsidiary would result in a repatriation of a material amount of foreign earnings under the Code (including the "deemed dividend" provisions of section 956 of the Code),
(i) such guarantee will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings or (ii) if such limitation on the guaranteed amount is not sufficient to avoid such prohibition or repatriation, no such guarantee shall be required. Each Guarantor will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, including providing a legal opinion with respect to its guarantee and grant of security interests, as the Agent deems necessary or advisable to carry out the intent and purposes of this Section 9.9.

        9.10. Contribution Among Guarantors. The Guarantors agree that, as among themselves in their capacity as guarantors of the Credit Obligations, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Company fails to pay when due its Credit Obligations, shall be equitably apportioned, to the extent consistent with the Credit Documents, among the respective Guarantors (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Company by the Lenders under the Credit Agreement, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this Section 9.10, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Credit Obligations. In the event of any default by any Guarantor under this Section 9.10, each other Guarantor will bear, to the extent consistent with the Credit Documents, its proportionate share of the defaulting Guarantor's obligation under this Section 9.10. This Section 9.10 is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Lenders under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors).

10.     Expenses; Indemnity.

        10.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

                (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the preparation and duplication of this Agreement, each other Credit Document, any environmental audit report, commercial field examiners (but only after the occurrence and during the continuance of a Default or an Event of Default), fixed asset appraisers (but only after the occurrence and during the continuance of a Default or an Event of Default), the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

                (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

                (c) all other reasonable expenses incurred by the Agent, the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document or, after the occurrence and during the continuance of a Default or an Event of Default, any work-out negotiations relating to the Credit Obligations, in each case including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

        10.2. General Indemnity. The Company shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.5.5. In addition, the Company shall indemnify each Lender, the Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers or the Co-Arranger each of the Lenders' or the Agent's directors, officers and employees, agents, attorneys, accountants, consultants and Affiliates and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply (i) to litigation commenced by the Company against the Lenders or the Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment by a court of competent jurisdiction or (ii) to the extent such claims, damages, liabilities and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. THE COMPANY EXPRESSLY ACKNOWLEDGES THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

        10.3. Indemnity With Respect to Letters of Credit. The Company shall indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, any other Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of the Agent or any other Letter of Credit Issuer.

11.     Operations; Agent.

        11.1. Interests in Loan. The percentage interest of each Lender in the respective portions of the Loan and Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 11.1, which may be updated by the Agent from time to time to conform to the Register.

        11.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes Fleet to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, the Agent is acting for the account of Fleet to the extent of its Percentage Interest in the Revolving Loan and of its interest in Swingline Loans made by it and for the account of the other Lenders to the extent of the Lenders' respective Percentage Interests or each of their interests in the Swingline Loans made by them, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent. No agent or arranger named hereunder (other than the Agent) shall have any duties or obligations under the Credit Documents.

        11.3. Company to Pay Agent, etc. The Company and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations (other than payments under Hedge Agreements) to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document (other than Hedge Agreements).

        11.4.   Lender Operations for Advances, Letters of Credit, etc.

                11.4.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

                11.4.2. Letters of Credit. Each of the Lenders authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.3 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Company. The Letter of Credit Issuer will notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Company.

                11.4.3. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of the Loan made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Company and the Guarantors to the Agent in immediately available funds by noon (Boston time) on any Banking Day. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds by 2:00 p.m. (Boston time) on such Banking Day in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

                11.4.4. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Agent pursuant to Section 11.4.1 for the Percentage Interest of such Lender (a "Delinquent Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by the Company as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Agent, the Company will pay to the Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Company under
         Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Company under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

         11.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests and as otherwise provided for in this Agreement; provided, however, that this Section
11.5 shall not impair the right of any Lender to exercise any right of set off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 11.5. The provisions of this

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Section 11.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

        11.6. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent satisfactory to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Company, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Agent satisfactory to the Company. If the Agent assigns its entire Percentage Interest in the Loans hereunder, the Company shall be entitled to remove the Agent. A successor Agent shall be appointed in accordance with this Section 11.6. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        11.7.   Concerning the Agent.

                11.7.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

                11.7.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, the Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 11.10. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agent does not have a fiduciary relationship to it under the Credit Documents. Each of the Company and its Subsidiaries party hereto confirms that neither the Agent nor any other Lender has a fiduciary relationship to it under the Credit Documents.

                11.7.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document and (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in any security for the Credit Obligations or (e) unless the Agent shall have failed to comply with Section 11.7.1, for the perfection of any security for the Credit Obligations.

                11.7.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

                11.7.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys in fact and shall not be responsible to any of the Lenders, the Company or any other Obligor for the default or misconduct of any such agents or attorneys in fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

                11.7.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

                11.7.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, pro rata in accordance with such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Company or the Guarantors (without limiting the obligation of the Company or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Company or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document.

                11.7.8. Agent's Fees. The Company shall pay to the Agent for its own account an agent's fee in the amounts separately agreed to from time to time by the Company and the Agent.

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

                11.8. Rights as a Lender. With respect to any credit extended by it hereunder, Fleet shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, Fleet shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Fleet shall be included in any computations of Percentage Interests. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if Fleet were not the Agent and without any duty to account therefor to the other Lenders.

                11.9. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

                11.10. Indemnification. The holders of the Credit Obligations shall indemnify the Agent and its officers, directors, employees and agents, attorneys, accountants, consultants and controlling Persons
        (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, losses (including all accrued and unpaid Agent Fees), costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are determined in a final, nonappealable judgment by a court of competent jurisdiction to have taken by the Agent with gross negligence or willful misconduct.

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

12. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the Guarantors, the Agent or the Lenders that are contained in this Agreement or any other Credit Documents shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement except for mergers or liquidations permitted by Section 6.10 and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the Loan hereunder except as set forth below in this Section 12.

        12.1.   Assignments by Lenders.

                12.1.1. Assignees and Assignment Procedures. Each Lender may in compliance with applicable laws in connection with such assignment, and shall if requested by the Borrower in accordance with Section 12.4, assign to one or more Eligible Assignees (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which need not be pro rata between the Revolving Loan and the Letter of Credit Exposure, on the one hand, and the Term Loan on the other hand of its Commitment, the portion of the Loan and Letter of Credit Exposure at the time owing to it and any Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:

                (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee (other than another Lender or Related Fund, or an Affiliate of a Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent)) shall (a) with respect to the Revolving Loan, be not less than $5,000,000 and in increments of $1,000,000 (or, if less, the entire remaining amount) of the assigning Lender's Commitment), but aggregating all contemporaneous assignments to Assignees that are Related Funds of each other and (b) with respect to the Term Loan, be not less than $1,000,000 and in increments of $1,000,000 (or, if less, the entire remaining amount) of the assigning Lender's Commitment) but aggregating all contemporaneous assignments to Assignees that are Related Funds of each other; and

                (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 12.1.1, together with the Note subject to such assignment, and except in the event of a transfer pursuant to Sections 12.3 or 12.4 to another Lender, a Related Fund or any Eligible Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender, or a transfer by a Lender to any other Lender or Affiliate of any Lender (including Related Funds), a processing and recordation fee of $3,500 payable to the Agent by the assigning Lender or the Assignee (or as the assigning Lender and the Assignee may otherwise agree between themselves); provided, however, that only one such processing and recordation fee shall be required in connection with contemporaneous assignments from an assigning Lender to Assignees that are Related Funds of each other.

                (iii) Upon acceptance and recording pursuant to Section 12.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

                (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

                (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.7 and 10, as well as to any fees accrued for its account hereunder and not yet paid).

                12.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

                (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

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                (f)      such Assignee agrees that it will perform in accordance
        with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

                12.1.3. Register. The Agent shall maintain at the Boston Office (solely for the limited purpose set forth in this Section 12.1.3, as the agent of the Borrower) a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 12.1.1, (b) the Percentage Interest of each such Lender as set forth in
        Section 11.1 and (c) the amount of the Revolving Loan, Swingline Loan, Term Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                12.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in
        Section 12.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and portion of the Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

                12.1.5. Federal Reserve Bank; Other Creditors. Notwithstanding the foregoing provisions of this Section 12, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; and this
        Section 12.1.5 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment shall release a Lender from such Lender's obligations hereunder or under any other Credit Document or substitute any such pledgee or assignee for such Lender as a party hereto.

                12.1.6. Further Assurances. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

        12.2. Credit Participants. Each Lender may, without the consent of the Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions or funds in the business of making or purchasing loans similar to the Credit Obligations (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:

                (a) such Lender's obligations under this Agreement shall remain unchanged;

                (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.7 and 10; provided, however, that the Credit Participant shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; provided, further, that the Credit Participant shall not be entitled to receive any greater payment hereunder than the Credit Participant would have been entitled to receive if such Credit Participant itself were a Lender; and

                (d) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right in its discretion as one of the Lenders to vote with respect to the enforcement of the obligations of the Company relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clauses (b) or (c) of the proviso to Section 15.1).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 11.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

        12.3. Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified in writing by the Granting Lender to the Agent and the Company from time to time (an "SPV") the option to provide to the Company all or part of any extension of credit that such Granting Lender would otherwise be obligated to make to the Company pursuant hereto; provided, however, that (a) nothing herein shall constitute a commitment by any SPV to make any extension of credit, (b) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such extension of credit, the Granting Lender shall be obligated to make such extension of credit pursuant to the terms hereof and (c) the Granting Lender shall remain for all purposes the Lender of record under the Credit Documents, including for the purposes of approving amendments, waivers and other modifications of the Credit Documents. The making of an extension of credit by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent as if such extension of credit had been made by such Granting Lender. No SPV shall be liable for any indemnity or similar payment obligation under the Credit Documents (all liability for which shall remain with the Granting Lender).
Prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, no party hereto will institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings. In addition, notwithstanding anything to the contrary contained herein, any SPV may (i) with notice to, but without the prior consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Credit Obligations to the Granting Lender or to any financial institutions (consented to in writing by the Borrower and Agent) providing liquidity or credit support to such SPV to support the funding or maintenance of extensions of credit and (ii) disclose on a confidential basis any non-public information relating to its extensions of credit to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section shall survive the termination of this Agreement and may not be amended without the written consent of each SPV to which a grant has been made pursuant to this Section.

        12.4. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

                (a) fails to perform its obligations to fund any portion of the Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents or excused only by virtue of Section 5.2.2, or fails to provide its portion of any LIBOR Pricing Option pursuant to Section 3.2.1 or on account of a Legal Requirement as contemplated by Section 3.2.5;

                (b) demands payment under Section 3.7 in an amount the Company deems materially in excess of the amounts with respect thereto demanded by the other Lenders; or

                (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 15.1(b) that is consented to by the Lenders owning at least two-thirds of the Percentage Interests;

         then, so long as no Event of Default exists, the Company shall have the right, upon written notice to such Affected Lender and the Agent, to cause such Affected Lender to assign its Percentage Interests and Commitments in full, at par (plus accrued interest, fees and other expenses to the extent payable under the Credit Documents) to a replacement lender which is reasonably satisfactory to the Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Lender). No processing fee pursuant to Section 11.1.1 shall be required in connection with such assignment. Such assignment by any Affected Lender who has performed its obligations hereunder shall be deemed an early termination of any LIBOR Pricing Option to the extent of such Affected Lender's portion thereof, and the Company will pay to such Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Company, the Agent and the Affected Lender shall make appropriate arrangements so that (i) a new Revolving Note is issued to the Replacement Lender if it has acquired a portion of the Revolving Loan and (ii) ) a new Term Loan Note is issued to the Replacement Lender if it has acquired a portion of the Term Loan. The Company and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Any Lender that becomes an Affected Lender agrees that, upon receipt of a notice from the Company pursuant to this Section 12.4, it shall execute an Assignment and Acceptance with the Replacement Lender. The Affected Lender shall use reasonable efforts to minimize any increased costs, taxes and the impact of adverse Legal Requirements or market conditions. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.4, the Company shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

13. Confidentiality. Each Lender will maintain the confidential nature of all non-public information furnished to it by the Company or any of its Subsidiaries in accordance with such Lender's customary procedures for maintaining the confidential nature of information of this nature;
provided, however, that such information may be disclosed:

                (a) to any other Lender and, on a confidential basis, to any parent or corporate Affiliate of such Lender or any other Lender;

                (b) pursuant to any statutory or regulatory requirement or any court order, subpoena or other legal process and to any regulatory authority, including state and federal bank and insurance regulators and the National Association of Insurance Commissioners;

                (c) to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 13 with respect to such information;

                (d) to its independent counsel, auditors and other professional advisors with an instruction to such Persons to keep such information confidential;

                (e) in connection with the enforcement of this Agreement or any other Credit Document or any litigation or other proceeding relating to this Agreement or any other Credit Document;

                (f) with the prior written consent of the Company, to any other Person; and

                (g) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
        Section 13).

In addition, the Lenders and its Affiliates may include references to the Company and its Affiliates, their trade names, trademarks and logos and the credit facility provided hereby in connection with any advertising or marketing undertaken by such Lender or its Affiliates. Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, the Agent and the Lenders (and each employee, representative, agent or advisor of the Agent or the Lenders) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or the Lenders relating to such tax treatment and tax structure.

14. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first class postage prepaid and registered or certified.

         If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Sections 6.4.1 and 6.4.2), to the attention of the chief financial officer.

         If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

15.     Amendments, Consents, Waivers, etc.

        15.1. Lender Consents for Amendments. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than a Hedge Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

                (a) Except as provided below, without the written consent of the Lenders owning at least a majority of the Percentage Interests (disregarding the Percentage Interest of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than a Hedge Agreement) shall be made.

                (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (disregarding the Percentage Interest of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

                (i) No release of, or subordination of the Lenders' interests in, all or substantially all, of the Credit Security and no release of the Company or any material Guarantor shall be made (in any event, without the written consent of the Lenders, the Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by Section 6.10, as modified by amendments thereto approved by the Required Lenders, and may release all Credit Security pursuant to Section 16.1 upon payment in full of the Credit Obligations and termination of the Commitments).

                (ii) No incurrence or existence of any Lien on all or substantially all of the Credit Security shall be permitted (other than Liens securing the Credit Obligations).

                (iii) No alteration shall be made of the Lenders' rights of set off contained in Section 8.2.4.

                (iv) No contractual subordination of the Loans or any other portion of the Credit Obligations to any other Indebtedness shall be permitted.

                (v) No amendment to or modification of this Section 15.1 or the definition of "Required Lenders" shall be made.

                (vi) No assignment by the Company or any Guarantor of its obligations under the Credit Documents shall be permitted.

                (c) Without the written consent of each Lender that is directly affected thereby:

                (i) No reduction shall be made in (A) the amount of principal of the Loan owing to such Lender or reimbursement obligations for payments made under Letters of Credit payable or participated to such Lender, (B) the interest rate on the portion of the Loan owing to such Lender or (C) the Letter of Credit fees or commitment fees or other Credit Obligations owing to such Lender with respect to the credit facility provided herein (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Margin or Consolidated Excess Cash Flow or that waive an increase in the Applicable Rate as a result of an Event of Default).

                (ii) No change shall be made in the stated, scheduled time of payment of any portion of the Loan owing to such Lender or interest thereon or reimbursement of payments made under Letters of Credit or fees or other Credit Obligations payable to such Lender, no waiver shall be made of any Default under Section 8.1.1 with respect to such Lender and no amendment of Section 11.5 shall be made.

                (iii) No increase shall be made in the amount, or extension of the term, of the stated Commitments of the Lenders beyond that provided for under Section 2.

                (iv) No LIBOR Interest Period shall have a duration longer than six months.

                (d) Without the written consent of such Lenders owning at least a majority of the Percentage Interests in a particular Tranche (disregarding the Percentage Interest of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below) voting as a separate class, no change may be made in the allocation of mandatory prepayments under
        Section 4.3 between the respective Tranches.

                (e) Without the written consent of the Agent, no amendment or modification of any Credit Document shall affect the rights or duties of the Agent under the Credit Documents.

                (f) Without the written consent of a Letter of Credit Issuer, no amendment or modification of any Credit Document shall affect the rights or duties of such Letter of Credit Issuer under the Credit Documents.

                (g) Without the written consent of the Swingline Lender, no amendment or modification of any Credit Document shall affect the rights or duties of such Swingline Lender under the Credit Documents.

                (h) No amendment of waiver of any provision requiring consent of a specified percentage of Lenders shall be effective without consent of at least such percentage of Lenders.

        15.2. Course of Dealing; No Implied Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and the Guarantors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Company or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender of the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other

Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

16.     General Provisions.

        16.1. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Agent to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Agent and the Lenders therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however, that Sections 3.2.4, 3.7,10, 11.7.7, 11.10, 13 and 16 shall survive the termination of this Agreement.

        16.2. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

        16.3. Certain Obligor Acknowledgments. Each of the Company and the other Obligors acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Lenders.

        16.4. Venue; Service of Process; Certain Waivers. Each of the Company, the other Obligors, the Agent and the Lenders:

                (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

                 (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

                 (c) Consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of New York and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to
        Section 14 is reasonably calculated to give actual notice; and

                 (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

        16.5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Agent that the foregoing sentence constitutes a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document. Any Lender, the Agent, the Company or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company , the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

        16.6. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York.

17. Status for Other Debt Documents. This Agreement refinances and replaces the Credit Agreements dated as of November 28, 1995, May 28, 1997 and
April 16, 2001, respectively, each as amended, among the Company, certain of its Subsidiaries, Fleet and the other Lenders parties thereto.

               [The remainder of this page is intentionally blank]

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                             BUCKEYE TECHNOLOGIES INC.
                             BUCKEYE FLORIDA CORPORATION
                             BUCKEYE LUMBERTON INC.
                             BKI FINANCE CORPORATION
                             BKI INTERNATIONAL INC.

                         By:/S/ DAVID B. FERRARO
                            --------------------
                            As an authorized officer of each of the
                             foregoing corporations

                             BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                             By Buckeye Florida Corporation, general partner

                         By:/S/ D. B. FERRARO
                            --------------------
                            Title:

                             BUCKEYE  MT. HOLLY LLC
                             By Buckeye Lumberton Inc., manager

                         By:/S/ D. B. FERRARO
                            --------------------
                            Title:

                         BKI ASSET MANAGEMENT CORPORATION
                             BKI HOLDING CORPORATION

                         By:/S/ FRANCIS B. JACOBS
                            ---------------------
                            Title: PRESIDENT

                                BKI LENDING INC.

                         By:/S/ DORIS KRICK
                            ----------------
                            Title: PRESIDENT


                         BUCKEYE TECHNOLOGIES CANADA INC.

                         By:/S/ JANICE C. GEORGE
                            --------------------
                            Title:

                          BFOL 2 Inc.

                          By: /S/ D. B. FERRARO
                              -----------------
                              Title:

                          BFC 2 Inc.


                          By: /S/ D. B. FERRARO
                              -----------------
                              Title:

                          BFC 3 LLC
                          By: BFOL 2 Inc., its manager

                          By:  /S/ D. B. FERRARO
                               -----------------
                               Title:

                           BFOL 3 LLC
                           By: BFC 2 Inc., its manager


                           By:  /S/ D. B. FERRARO
                                -----------------
                                Title:


                           MERFIN SYSTEMS INC.


                           By:/S/ D. B. FERRARO
                              -----------------
                              Title:

                            FLEET NATIONAL BANK

                            By /S/ THOMAS J. MAHONEY
                               ---------------------
                               Title: DIRECTOR



                               100 Federal Street
                               Boston, Massachusetts 02110
                               Telecopy: (617) 434-4929

                            CITICORP NORTH AMERICA, INC.

                            By /S/ ARNOLD WONG
                               ----------------
                               Title: Vice President



                            Address:

                            UBS LOAN FINANCE LLC

                            By/S/ BARBARA EZELL MCMICHAEL
                              ---------------------------
                              Title: ASSOCIATE DIRECTOR



                            By /S/ JOSELINE FERNANDES
                               ----------------------
                               Title:  ASSOCIATE DIRECTOR

                            Address:

                            677 Washington Boulevard
                            Stamford, CT 06901

                             AMERICAN AgCREDIT, PCA


                             By /S/ VERN ZANDER
                                ---------------
                               Title:Vice President



                             Address: